Exhibit 10.1

DATED	MAY 24, 2016

(1)    KREOS CAPITAL IV (UK) LIMITED

(2)    ALBIREO LIMITED

(3)    ALBIREO AB

(4)    ELOBIX AB

SUPPLEMENTAL DEED

relating to a Loan Agreement

dated 18 December 2014

5 Fleet Place London EC4M 7RD

Tel: +44 (0)20 7203 5000 ● Fax: +44 (0)20 7203 0200 ● DX: 19 London/Chancery Lane

www.charlesrussellspeechlys.com

CONTENTS

1	DEFINITIONS AND INTERPRETATION	1

2	SHARE EXCHANGE AGREEMENT & ASSOCIATED WAIVERS	3

3	AMENDMENT AND RESTATEMENT	4

4	INTRA-GROUP LOAN AGREEMENT	4

5	GUARANTEE AND SECURITY AGREEMENT	4

6	EFFECT UPON THE LOAN DOCUMENTS	4

7	TERMINATION	4

8	EXISTING SECURITY	5

9	WARRANTIES AND REPRESENTATIONS	5

10	COSTS AND EXPENSES	6

11	FURTHER ASSURANCES	6

12	THIRD PARTIES	6

13	COUNTERPARTS	6

14	ENTIRE AGREEMENT	6

15	CONFIDENTIALITY	6

16	GOVERNING LAW AND JURISDICTION	7

SCHEDULE 1		8

SCHEDULE 2		9

SCHEDULE 3		10

THIS SUPPLEMENTAL DEED (this Deed) is made as a deed on 24 May 2016 BETWEEN:

(1)	KREOS CAPITAL IV (UK) LIMITED, a company incorporated in England and Wales with registered number 07758282 and whose registered office is at 25-28 Old Burlington Street, London W1S 3AN (Lender); and

(2)	ALBIREO LIMITED, a company incorporated in England and Wales with registered number 06445879 and whose registered office is at First Floor, 100 Victoria Embankment, London EC4Y 0DH (Borrower); and

(3)	ALBIREO AB, a company incorporated in Sweden with registered number 5567374631 whose registered office is at Arvid Wallgrens backe 20, 413 46 Gothenburg, Sweden (Guarantor 1); and

(4)	ELOBIX AB, a company incorporated in Sweden with registered number 5569469421 whose registered office is at Arvid Wallgrens backe 20, 413 46 Gothenburg, Sweden (Guarantor 2),

together the “Parties” and each a “Party”.

BACKGROUND

(A)	This Deed is supplemental to an agreement between the Parties for the provision of a loan facility of up to 6,000,000 euros dated 18 December 2014, as amended pursuant to a deed of variation between the Parties dated 4 February 2016, (the Loan Agreement) and certain Finance Documents as defined in the Loan Agreement (Finance Documents) (together being referred to as the Loan Documents).

(B)	The Parties have agreed to vary the Loan Documents in the manner set out in this Deed in connection with the purchase and sale of all or substantially all of the outstanding share capital in the Borrower to Biodel Inc. and the concurrent equity fundraising by the Borrower, in each case as contemplated by the Share Exchange Agreement (Transaction). This Deed is supplemental to the Loan Documents.

AGREED PROVISIONS

1	DEFINITIONS AND INTERPRETATION

1.1	In this Deed the following expressions shall have the following meanings:

1.1.1	Biodel: means a Delaware corporation named Biodel, Inc. on the date of this Deed and contemplated to be renamed Albireo Pharma, Inc. from or shortly after Closing;

1.1.2	Closing: has the meaning given in the Share Exchange Agreement;

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1.1.3	Effective Date: means the date on which the last of the following events occurs:

(a)	Closing;

(b)	entry into the Guarantee and Security Agreement by Biodel in accordance with clause 5; and

(c)	execution and issuance of the Replacement Warrant in accordance with clause 2.1 of the Warrant Substitution Agreement;

1.1.4	End Date: means the first to occur of the Effective Date or the date on which this Deed terminates pursuant to clause 7;

1.1.5	Further Fundraising: means the unconditional subscription for the issue and allotment of shares in the Borrower:

(a)	by shareholders and loan note holders of the Borrower as set out in the Share Exchange Agreement; or

(b)	by such parties on such terms as approved in writing by the Lender, such approval not to be unreasonably withheld or delayed;

1.1.6	Guarantee and Security Agreement: means the guarantee and security agreement in substantially the form set out in schedule 3 hereto;

1.1.7	Guarantors: together Guarantor 1 and Guarantor 2;

1.1.8	Share Exchange Agreement: means the share exchange agreement in the agreed form entered into between the Borrower, Biodel and the shareholders and loan note holders of the Borrower on or around the date of this Deed;

1.1.9	Replacement Warrant: means the warrant to purchase shares of the common stock of Biodel in substantially the form set out at schedule 1 to the Warrant Substitution Agreement; and

1.1.10	Warrant Substitution Agreement: means the warrant substitution agreement entered into by Kreos Capital IV (Expert Fund) Limited and the Borrower on or about the date of this Deed.

1.2	Unless otherwise provided in this Deed or where the context otherwise requires, terms and expressions defined in the Loan Documents shall have the same meanings where used in this Deed.

1.3	The rules of interpretation of the Loan Agreement shall apply to this Deed as if set out in this Deed, save that the references in the Loan Agreement to this Agreement shall be construed as references to this Deed.

1.4	Unless the context otherwise requires, in this Deed any reference to a clause or schedule is to a clause or schedule (as the case may be) of or to this Deed.

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2	SHARE EXCHANGE AGREEMENT & ASSOCIATED WAIVERS

2.1	The Parties agree and acknowledge that the entry by Borrower and its shareholders and loan note holders into the Share Exchange Agreement and performance by the Borrower and its shareholders and loan note holders of their respective obligations under or in connection with the Share Exchange Agreement shall not:

2.1.1	constitute an Event of Default under the terms of the Loan Agreement; nor

2.1.2	result in a deemed service of notice under clauses 5.4.1.1 and 5.4.2 of the Loan Agreement.

2.2	The Lender hereby waives each and any breach of the Loan Agreement of the type described below occurring prior to the date of this Deed:

2.2.1	any late, non- or incomplete delivery by the Borrower or a Guarantor of the information required by clauses 8.1.1 through 8.1.8 of the Loan Agreement;

2.2.2	any breach by a Guarantor of clause 8.1.27 of the Loan Agreement as consequence of any cash payments that have been made by a Guarantor to an account of Albireo, Inc. that is not subject to a Security Interest in favour of the Lender (provided that such cash payments have not resulted in the aggregate cash balance across all accounts of Albireo, Inc. being greater than US$200,000 at any one time); and

2.2.3	without prejudice to any claims for default interest or other costs and charges arising from late payments, any late payments by the Borrower of amounts due under the Loan Agreement.

2.3	The Lender hereby agrees that no cash payment made by a Guarantor, on or after the date of this Deed, to an account of Albireo, Inc. that is not subject to a Security Interest in favour of the Lender shall constitute a breach of clause 8.1.27 of the Loan Agreement, unless such payment will result in the aggregate cash balance across all accounts of Albireo, Inc. being greater than US$100,000 at any one time (other than where such payment is being transferred by a Guarantor for the purpose of Albireo, Inc. paying employee compensation, in which case such cash balance will not exceed US$200,000 at any one time and Borrower shall notify the Lender concurrently with or before such transfer and supply the Lender with reasonable supporting information to demonstrate that such payment is for purposes of employee compensation).

2.4	The Borrower represents to the Lender that, at the date of this Deed, the activities of Albireo, Inc. comprise only of providing management, corporate development and administrative services to the Group and undertakes to the Lender that no extension in the activities of Albireo, Inc. shall occur, (other than an extension of activities as a consequence of the appointment of a Chief Medical Officer or a person in similar role), without the prior written consent of the Lender, such consent not to be unreasonably withheld or delayed.

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3	AMENDMENT AND RESTATEMENT

With effect on and from the Effective Date, the terms of the Loan Agreement shall be replaced in their entirety by the terms of the amended and restated Loan Agreement set out in Schedule 1 to this Deed (the Amended and Restated Loan Agreement).

4	INTRA-GROUP LOAN AGREEMENT

No later than two (2) Business Days after the Effective Date:

4.1	the Lender, Guarantor 1 and Guarantor 2 shall each deliver and release to the Borrower their executed (but undated) counterpart of the deed of variation of and accession to the Intra-Group Loan Agreement in the form set out in Schedule 2 to this Deed (the Deed of Variation & Accession); and

4.2	the Borrower shall procure that Biodel delivers and releases to the Borrower its duly executed (but undated) counterpart of the Deed of Variation & Accession.

5	GUARANTEE AND SECURITY AGREEMENT

No later than two (2) Business Days after the Effective Date, the Borrower shall procure that Biodel shall enter into the Guarantee and Security Agreement.

6	EFFECT UPON THE LOAN DOCUMENTS

6.1	The terms of the Loan Documents shall remain in full force and effect save as amended in accordance with clauses 3 and 4 of this Deed and the Loan Documents shall be read together with this Deed.

6.2	Without prejudice to the obligations of the Borrower and the Guarantors under the Loan Documents, the Borrower shall, as from the date hereof until the End Date, provide all information relating to the Transaction as the Lender may reasonably require, including any amendments to the Share Exchange Agreement, the registration statement filed with the SEC and any amendments thereto, cap tables and the calculations for the Exchange Ratio (as defined in the Share Exchange Agreement) required pursuant to the Share Exchange Agreement as the same shall be produced from time to time.

6.3	Subject to clause 2 above, the Lender reserves all rights or remedies it may have now or in the future and nothing herein shall waive or otherwise prejudice any right or remedy of the Lender under the Loan Documents.

7	TERMINATION

7.1	This Deed will terminate with immediate effect upon the occurrence of any of the following events:

7.1.1	the termination of the Share Exchange Agreement,

7.1.2	the amendment or waiver, prior to Closing, of any material provision or right contained in the Share Exchange Agreement, or any document entered into in respect thereof, where such amendment or waiver is, in the reasonable opinion of the Lender, materially adverse to the Borrower and has not been approved in advance by the Lender, and such termination is confirmed by notice from the Lender to the Borrower; or

7.1.3	Closing not occurring by 31 December 2016.

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7.2	Without prejudice to the Lender’s rights under clause 7.1.2, furthermore, unless the Lender otherwise agrees in writing, this Deed will have been deemed to have terminated immediately prior to Closing, where Closing occurs, but:

7.2.1	Company Net Cash (as defined in the Share Exchange Agreement) together with any Further Fundraising between the date of this Deed and the Closing, is an amount, in aggregate, of less than US$20,000,000; or

7.2.2	the Sellers (as defined in the Share Exchange Agreement) in aggregate, own less than 60% of the pro forma capitalization of Biodel upon Closing.

8	EXISTING SECURITY

8.1	The Borrower confirms, acknowledges and agrees that the Security Documents:

8.1.1	other than any Security Documents governed by Swedish law, rank as a continuing security for the payment and discharge of the Loan including, without limitation, all present and future monies, obligations and liabilities owed by the Borrower to the Lender, whether actual or contingent and whether owed jointly or severally, as principal or surety and/or in any other capacity, under or in connection with Loan Documents; and

8.1.2	governed by Swedish law, shall continue to secure the Secured Obligations (as defined in each Security Document governed by Swedish law); and

8.1.3	shall continue in full force and effect in all respects and the Security Documents and this Deed shall be read and construed together.

9	WARRANTIES AND REPRESENTATIONS

9.1	The Borrower makes the representations and warranties set out in this clause 9 to the Lender on the date of this Deed and on the Effective Date by reference to the facts and circumstances existing on each such date.

9.2	Save for the obligations of the Borrower to procure actions by Biodel as set out in clauses 4.2 and 5 (the Biodel Obligations), the Borrower and each Guarantor has the power and authority to execute, deliver and perform its obligations under this Deed and the transactions and other documents contemplated by it.

9.3	The execution, delivery and performance of the obligations in, and transactions and other documents contemplated by, this Deed do not and will not contravene or conflict with its constitutional documents and/or any agreement binding on the Borrower, each Guarantor or the Borrower’s and each Guarantor’s assets or constitute a default or a termination event (however described) under any such agreement or instrument.

9.4	Save in respect of the Biodel Obligations, the Borrower and each Guarantor has taken all necessary action and obtained all required or desirable authorisations to enable it to execute, deliver and perform its obligations under this Deed and any transactions or other documents contemplated by it and that any such authorisations are in full force and effect.

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10	COSTS AND EXPENSES

The Borrower shall promptly or, failing which, within fifteen Business Days of demand, pay to the Lender an amount equal to all costs and expenses (including value added tax) incurred by the Lender in relation to the preparation, negotiation and issuing of this Deed and the transactions and other documents contemplated by it (including any amendments thereto or the enforcement thereof).

11	FURTHER ASSURANCES

The Borrower and the Guarantors agree that each shall, on the request of the Lender and at its own expenses execute, do or procure all such actions, documents or things as may be necessary to give effect to the terms of this Deed and the transactions and other documents contemplated it.

12	THIRD PARTIES

A person who is not a party to this Deed cannot enforce or enjoy the benefit of any term of this Deed under the Contracts (Rights of Third Parties) Act 1999.

13	COUNTERPARTS

This Deed may be executed in any number of counterparts and this shall have the same effect as if the signatures on such counterparts were on a single copy of this Deed.

14	ENTIRE AGREEMENT

This Deed constitutes the entire agreement between the Parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter.

15	CONFIDENTIALITY

The Parties acknowledge and agree that the Borrower may disclose, and may authorise Biodel to disclose this Deed, any of the Loan Documents and/or any of the information contained therein to the extent required to be disclosed pursuant to or in connection with the Share Exchange Agreement, including but not limited to, any documents required to be disclosed or any information required to be provided as part of the process of preparing and filing with the SEC a Registration Statement on Form S-4.

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16	GOVERNING LAW AND JURISDICTION

16.1	This Deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the Law of England and Wales.

16.2	The Parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Deed or its subject matter or formation (including non-contractual disputes or claims). Nothing in this clause shall limit the right of the Lender to take proceedings against the Borrower in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

This agreement is executed as a deed and is delivered on the day and year first before written.

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SCHEDULE 1

Amended and Restated Loan Agreement

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AMENDED AND RESTATED AGREEMENT

AGREEMENT FOR THE PROVISION OF A LOAN FACILITY

OF UP TO €6,000,000

Dated 18 December 2014 (“Agreement Date”)

(As amended by a Deed of Variation dated 4 February 2016 and as amended and restated by a Supplemental Agreement dated      May 2016 (“Restatement Date”))

Between

KREOS CAPITAL IV (UK) LIMITED, a company incorporated in England and Wales under registered number 07758282 whose registered office is at 25-28 Old Burlington Street, London, W1S 3AN (the “Lender”, which expression shall include its successors and assigns);

ALBIREO LIMITED, a company incorporated in England and Wales under registered number 06445879 whose registered office is at First Floor, 100 Victoria Embankment, London EC4Y 0DH (the “Borrower”);

ALBIREO AB, a company incorporated in Sweden under registered number 556737-4631 whose registered office is at Arvid Wallgrens Backe 20 413 46, Gothenburg, Sweden (“Guarantor 1”); and

ELOBIX AB, a company incorporated in Sweden under registered number 556946-9421 whose registered office is at Arvid Wallgrens Backe 20 413 46, Gothenburg, Sweden (“Guarantor 2”).

WHEREAS:

1.	The Borrower wishes to borrow up to the Total Loan Facility (as defined below) and the Lender wishes to make the Total Loan Facility available to the Borrower on the terms of this agreement (the “Loan Agreement”); and

2.	The Borrower hereby confirms that on or about the Agreement Date it shall enter into the Initial Security Documents as security for monies borrowed by the Borrower hereunder.

LOAN FACILITY TERMS:

Total Loan Facility

€6,000,000 to be drawn down in one or multiple tranches as follows:

(i) Tranche 1: no less than €2,000,000 (two million Euros) but no more than €6,000,000 (six million Euros)

(ii) Further Tranche(s): the balance of unutilised sums not drawn down in Tranche 1, subject to the Minimum Drawdown Amount requirement

Expiry Date	Tranche 1: 31 December 2014 Further Tranches: 1 June 2015 (subject to Clause 3.4 below)

Advance Payment

In respect of Tranche 1: €228,882.53 (calculated by reference to the Repayment Schedule set out in Part B of Schedule A)

In relation to each Further Tranche(s) an amount equal to the last Monthly Repayment inclusive of principal and interest as set out in the applicable Repayment Schedule

Repayment Term

Thirty-six (36) months (in respect of each Tranche)

With respect to each Tranche, the first six (6) monthly instalments shall be interest only followed by thirty(30) monthly instalments comprising principal and interest

Transaction Fee	1% of the Total Loan Facility, with payment to be satisfied by way of a corresponding reduction in the Tranche 1 proceeds or otherwise payable in accordance with Clause 11.1 below

End of Loan Payment	1.25% of the amount drawn down under each Tranche payable at expiration of each Loan Term

Minimum Drawdown Amount	€2,000,000 (two million Euros) in respect of each Tranche

1	DEFINITIONS

In this Loan Agreement, including the recitals set out above, unless otherwise defined:

1.1	“A3309 Business” means the development and exploitation of the A3309 Patents pursuant to the A3309 Business Agreements,

1.2	“A3309 Business Agreements” means the Asset Transfer Agreement, the G&S Services Agreement and R&D Services Agreement both between Guarantor 1 and Guarantor 2 dated 18 December 2013, the Intra-Group Loan Agreement, the Licence Agreements and this Loan Agreement;

1.3	“A3309 Patents” means the patents and patent applications listed in Part 2 of Schedule C, together with any improvements and continuations;

1.4	“A4250 Patents” means the patents and patent applications listed in Part 1 of Schedule C together with any improvements and continuations;

1.5	“Accounts” means in relation to the Borrower, the audited annual profit and loss account and balance sheet of the Borrower for the period ended on 31 December 2013;

1.6	“Advance Payment” has the meaning given in Clause 5.1 and is in the amount set forth above in the Loan Facility Terms;

1.7	“Affiliate” means, in relation to any person, a subsidiary of that person or a holding company of that person or any other subsidiary of that holding company;

1.8	“Applicable Interest Rate” has the meaning given in Clause 6.1;

1.9	“Albireo Pharma” means a Delaware corporation renamed Albireo Pharma, Inc. (formerly known as Biodel Inc.) upon completion of the Albireo Reverse Transaction;

1.10	“Albireo Reverse Transaction” means the sale of the entire issued share capital of the Borrower to Albireo Pharma in which the shareholders in the Borrower immediately prior to such sale collectively hold more than 50% of the common stock of Albireo Pharma immediately following completion of such sale;

1.11	“Asset Transfer Agreement” means the asset transfer agreement dated 18 December 2013 between Guarantor 1 and Guarantor 2, pursuant to which certain assets were transferred from Guarantor 1 to Guarantor 2;

1.12	“Business Day” means any day on which banks are generally open for business in London and Stockholm other than a Saturday or Sunday;

1.13	“Business Plan” means the business plan and budget for the Group dated 25 November 2014;

1.14	“Change of Control” means a situation where any person, or group of connected persons not having control (as defined in sections 450 and 451 of the Corporation Tax Act 2010) of a Group Company on the Restatement Date acquires control of the relevant Group Company (including any situation where control of any Group Company is acquired as a consequence or in connection with the listing of equity securities on any stock exchange);

1.15	“Charged Assets” means the assets and undertaking charged or to be charged to the Lender from time to time pursuant to the Security Documents;

1.16	“Companies Registrar” means the Registrar of Companies in England and Wales and /or the equivalent in any relevant foreign jurisdiction;

1.17	“Conditions Subsequent” means the conditions set out in clause 3.8;

1.18	“Confidential Information” means all information relating to the Borrower, any Guarantor, the Group, the Finance Documents or the Loan of which the Lender becomes aware (or has become aware) in its capacity as, or for the purpose of becoming, a Lender or which is received by the Lender in relation to, or for the purpose of becoming the Lender under, the Finance Documents or the Loan, from any member of the Group or any of its advisers, in whatever written form, and includes information given in any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by the Lender of Clause 17; or

(ii)	is not identified in writing at the time of delivery as confidential by any member of the Group or any of its advisers or which cannot reasonably be considered to be confidential;

(iii)	is known by the Lender before the date the information is disclosed to it in accordance with paragraphs (i) or (ii) above or is lawfully obtained by the Lender after that date, from a source which is, as far as the Lender is aware, unconnected with the Group and which, in either case, as far as the Lender is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality;

1.19	“Confidentiality Agreement” means a confidentiality agreement in the form agreed by the Borrower and the Lender;

1.20	“Confirmatory Assignments” means the assignment of the A4250 Patents from AstraZeneca AB to Albireo AB for Sweden, Germany and Great Britain and the assignment of the A3309 Patents from Astra Zeneca AB to Albireo AB for Sweden and from Albireo AB to Elobix AB for Germany, Great Britain, Sweden, USA and Canada, all in the agreed form;

1.21	“Contractual Currency” has the meaning given to it in Clause 5.3;

1.22	“Drawdown” means the drawdown of a Tranche under the Loan Facility;

1.23	“Drawdown Date” means, unless otherwise provided herein, the date on which any Tranche is actually advanced to the Borrower by the Lender;

1.24	“Drawdown Notice” means a drawdown notice served in accordance with Clause 3.2 in the form attached hereto as Schedule A (as may be amended by the Borrower with the prior written consent of the Lender);

1.25	“End of Loan Payment” means the End of Loan Payment set forth above under the Loan Facility Terms;

1.26	“Event of Default” means any of the events or circumstances described in Clause 9;

1.27	“Expiry Date” means in respect of each Tranche the date set forth above under the heading Loan Facility Terms;

1.28	“Finance Documents” means this Loan Agreement, the Security Documents, the Drawdown Notice, the Intra-Group Loan Agreement, the Shareholder Undertaking, the Subordination Agreement, the Confirmatory Assignments and any other document designated in writing as such by the Lender and the Borrower;

1.29	“Financial Indebtedness” means (i) monies borrowed, (ii) finance or capital leases, (iii) receivables sold or discounted (other than on a non-recourse basis), (iv) other transactions or arrangements having the commercial effect of borrowing, (v) the market to market value of derivative transactions entered into in connection with protection against or benefit from fluctuation in any rate or price, (vi) counter-indemnity obligations in respect of guarantees or other instruments issued by a bank or financial institution; and (vii) liabilities under guarantees or indemnities for any of the obligations referred to in items (i) to (vi);

1.30	“First Drawdown” means drawdown of Tranche 1 of this Loan Facility;

1.31	“Fund Manager” means a person whose principal business is to make, manage or advise upon investment in securities;

1.32	“Group” means (i) the Borrower and its subsidiaries (if any), (ii) any holding company of the Borrower, and (iii) any subsidiaries of such holding companies from time to time and “Group Company” means any member of the Group;

1.33	“Guaranteed Obligations”: all monies, debts and liabilities of any nature from time to time due, owing or incurred by the Borrower to the Lender under or in connection with any present or future debt facilities provided by the Lender to the Borrower;

1.34	“Guarantors” means each of Guarantor 1 and Guarantor 2, and their successors and assigns from time to time;

1.35	“Intellectual Property” means copyrights and related rights (including, without limitation, rights in computer software), patents, supplementary protection certificates, utility models, trade marks, trade names, service marks, domain name registrations, registered and unregistered rights in designs, database rights, semi-conductor topography rights, plant variety rights, rights protectable by the law of passing off or by laws against unfair competition, rights in undisclosed or confidential information (such as know how, trade secrets and inventions (whether patentable or not)), and other similar intellectual property rights (whether registered or not) and applications for such rights as may exist anywhere in the world;

1.36	“Interim Repayment” means the payment in respect of interest accruing during the period from each Drawdown Date to the first Monthly Repayment Date being the amount of interest accruing at the Applicable Interest Rate on the amount drawn down for the period from and including the Drawdown Date to the First Monthly Repayment Date;

1.37	“Initial Security Documents” means the documents in the agreed form listed in Schedule B and dated on or about the Agreement Date;

1.38	“Intra-Group Loan Agreement” means the intra-group loan agreement, in the agreed form, entered into between the Lender and the Obligors (as amended, from time to time, in accordance with its terms);

1.39	“Licence Agreements” means the intellectual property licence agreements entered into between Guarantor 1 and each of Ferring International Center SA (“Ferring”) (now terminated) and EA Pharma Co., Ltd. (formerly known as Ajinomoto Pharmaceuticals Co. Ltd.) (“Ajinomoto”) dated 2 July 2012 and 2 April 2012 respectively and transferred by Guarantor 1 to Guarantor 2;

1.40	“Loan” means the loan to be made in accordance with the terms of this Loan Agreement;

1.41	“Loan Facility” means the loan facility set out in this Loan Agreement, as varied, amended or extended from time to time;

1.42	“Loan Term” means with respect to each Tranche, the period commencing on the Drawdown Date and expiring on the 36th Monthly Repayment Date thereafter;

1.43	“Minimum Drawdown Amount” means the minimum amount permitted to be drawn down in each Tranche and is the amount set forth above under the heading Loan Facility Terms;

1.44	“Monthly Repayment” means a monthly repayment of a Loan as stated in the Repayment Schedule;

1.45	“Monthly Repayment Date” means the first Business Day of a calendar month, and “First Monthly Repayment Date” shall mean the first Monthly Repayment Date following the relevant Drawdown Date;

1.46	“Obligor” means each of the Borrower and Guarantors;

1.47	“Guarantor 1 Accounts” means the unaudited profit and loss account of Guarantor 1 for the period ended 31 December 2013;

1.48	“Guarantor 2 Accounts” means the unaudited profit and loss account of Guarantor 1 for the period ended 31 December 2013;

1.49	“Patents” means together the A3309 Patents and the A4250 Patents;

1.50	“Permitted Cash Payment” any cash payment made by a Guarantor to a bank account of Albireo, Inc. unless such payment will result in the aggregate cash balance across all accounts of Albireo, Inc. being greater than US$100,000 at any one time (other than where such payment is being transferred by a Guarantor for the purpose of Albireo, Inc. paying employee compensation, in which case such cash balance will not exceed US$200,000 at any one time and the Borrower shall notify the Lender concurrently with or before such transfer and supply the Lender with reasonable supporting information to demonstrate that such payment is for purposes of employee compensation);

1.51	“Permitted Disposals” shall mean:

(i)	any disposal of any obsolete or redundant vehicles, plant and equipment for cash;

(ii)	any disposal of Charged Assets that is permitted by the terms of the Finance Documents;

(iii)	the transfer of the A3309 Patents from Guarantor 1 to Guarantor 2 pursuant to the Asset Transfer Agreement and/or the relevant Confirmatory Assignment;

(iv)	any payment of cash to a third party in such Obligor’s ordinary course of business or any payment of cash to a member of the Group subject to clause 8.1.24;

(v)	any licencing of the Intellectual Property in the ordinary course of trading on an arm’s length basis, provided that the proceeds of such licensing are used for the business of the Group, which shall, for the avoidance of doubt, include repayment obligations in respect of the Loan;

(vi)	any licencing of Intellectual Property of the Group between the Obligors; and

(vii)	any sale of assets in the ordinary course of trading on arms length terms.

1.52	“Permitted Security Interest” shall mean: (i) any Security Interest provided to the Lender under this Loan Agreement or any Security Document, (ii), any netting or set off arrangement entered into by any Group Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances, (iii) any lien arising by operation of law and in the ordinary course of trading, (iv) any Security Interest created or arising under or in connection with the Licence Agreements; and (v) any legal interest of AstraZeneca AB in the Patents referred to in the Confirmatory Assignments (pending registration of such assignments pursuant to Clause 3.8.1) and in any other patents or applications owned by any Group Company;

1.53	“Permitted Transferee” means any of:

(i)	a Related Fund;

(ii)	any Affiliate of the Lender;

(iii)	any custodian of the Lender;

(iv)	any fund or financial institution whose business involves making or holding equity or debt (or a combinations of debt and equity) investments; or

(v)	in the context of a secondary transaction (ie any transaction in which the Lender sells its interest in the Loan as a package, together with the interest in the Warrant Instrument (or any replacement thereof) held by Kreos Capital IV (Expert Fund) Limited (or by any person to whom Kreos Capital IV (Expert Fund) Limited has transferred or assigned such interests in accordance with the terms thereof), to a third party and such third party assumes any remaining funding or other obligations of the Lender under the Loan) any third party, provided always that a person shall not be a Permitted Transferee to the extent that person is engaged, interested or concerned whether as principal, agent, representative, partner, director, employee, joint venturer, investor, consultant or otherwise in the pharmaceutical or biotechnology sectors (but in each case disregarding any holding of up to 5% of any class of securities of any company listed on a recognised investment exchange);

1.54	“Related Fund” in relation to a fund, partnership, company, syndicate or other entity whose business is managed by a Fund Manager (an “Investment Fund”) or a nominee of that person):

(i)	any participant or partner in or member of any such Investment Fund or the holders of any unit trust which is a participant or partner in or member of any Investment Fund (but only in connection with the dissolution of the Investment Fund or any distribution of assets of the Investment Fund pursuant to the operation of the Investment Fund in the ordinary course of business);

(ii)	any Investment Fund managed by that Fund Manager;

(iii)	any Parent Undertaking or Subsidiary Undertaking of that Fund Manager, or any Subsidiary Undertaking of any Parent Undertaking of that Fund Manager; or

(iv)	any trustee, nominee or custodian of such Investment Fund and vice versa; or

(v)	any Affiliate of the Investment Fund;

1.55	“Repayment Schedule” has the meaning given in Clause 5.2.3;

1.56	“Reservations” means:

(i)	the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court;

(ii)	the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors;

(iii)	the time barring of claims under applicable statutes;

(iv)	the fact that a charge, even expressed as being fixed, will only qualify as such if the chargee has the necessary degree of control over the relevant assets and the proceeds thereof, and it exercises that control in practice; and

(v)	similar principles and similar matters arising under the laws of any foreign jurisdictions in which the relevant obligations may have to be performed;

1.57	“Sale” shall mean the first to occur of a Change of Control of Albireo Pharma or the Borrower;

1.58	“Security Documents” means the Initial Security Documents, and any other applicable document evidencing the security over assets of the Borrower (or any Group Company), or (for the avoidance of doubt) any document creating a Security Interest in favour of the Lender over any assets of the Group;

1.59	“Security Interest” means any mortgage, charge (whether fixed or floating, legal or equitable), pledge, lien, hypothecation, assignment by way of security or otherwise, trust arrangement, title retention or encumbrance, any other type of security interest or preferential arrangement having a similar effect to any of the foregoing or in the nature of security of any kind whatsoever and in any jurisdiction;

1.60	“Security Period” means the period commencing on the Drawdown Date and ending on the later of the date on which (i) the Lender is obliged to release its Security Interest over the Charged Assets in accordance with clause 14; and (ii) all amounts due and payable by the Borrower under this Loan Agreement and the Security Documents have been indefeasibly repaid in full;

1.61	“Shareholder Loan Notes” means the loan notes of the Borrower issued to its shareholders for an aggregate sum of 1,250,000 Euros pursuant to a loan note instrument issued on or around the Agreement Date in the agreed form;

1.62	“Subordination Agreement” means a subordination deed relating to any sums owing by the Borrower to its shareholders pursuant to the Shareholder Loan Notes in the agreed form;

1.63	“Shareholder Undertaking” means the undertaking to the Lender from certain shareholders of the Borrower to provide up to 2,000,000 Euros of additional equity in the agreed form;

1.64	“Taxes” means all present and future income, value added and other taxes, levies, imposts, deductions, charges and withholdings in the nature of taxes (other than taxes on the profits of the Lender) whatsoever together with interest thereon and penalties with respect thereto made on or in respect thereof;

1.65	“Total Loan Facility” means the amount set forth above under the heading Loan Facility Terms;

1.66	“Tranche” an amount drawn down pursuant to this Loan Agreement as set forth above under the heading Loan Facility Terms;

1.67	“Transaction Fee” has the meaning given in Clause 11.1 and is the amount set forth above in the Loan Facility Terms;

1.68	“Warrant Certificate” shall have the meaning given to such term in the Warrant Instrument; and

1.69	“Warrant Instrument” means a warrant instrument in agreed form creating warrants that are to be issued by the Borrower to Kreos Capital IV (Expert Fund) Limited on the Agreement Date.

2	INTERPRETATION

In this Loan Agreement (unless the context requires otherwise) any reference to:

2.1	any law or legislative provision includes a reference to any subordinate legislation made under that law or legislative provision before the Agreement Date, to any modification, re-enactment or extension of that law or legislative provision made before that date and to any former law or legislative provision which it consolidated or re-enacted before that date;

2.2	any gender includes a reference to other genders and the singular includes a reference to the plural and vice versa;

2.3	a Clause or Schedule is to a Clause or Schedule (as the case may be) of or to this Loan Agreement;

2.4	a “person” shall be construed as including a reference to an individual, firm, company, corporation, unincorporated body of persons or any country (or state thereof or any agency thereof);

2.5	an “amendment” includes a supplement, novation or re-enactment in writing and “amended” is to be construed accordingly;

2.6	“assets” includes present and future properties, undertakings, revenues, rights and benefits of every description;

2.7	an “authorisation” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration and notarisation;

2.8	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

2.9	“control” shall bear the meaning set out in sections 450 and 451 of the Corporation Tax Act 2010;

2.10	“controlling interest” shall be construed accordingly;

2.11	“holding company” means a holding company within the meaning of section 1159 of the Companies Act 2006;

2.12	“subsidiary” means a subsidiary company within the meaning of section 1159 of the Companies Act 2006;

2.13	“Subsidiary Undertaking” means an undertaking within the meaning of section 1162 of the Companies Act 2006;

2.14	“Parent Undertaking” means an undertaking within the meaning of section 1162 of the Companies Act 2006;

2.15	Any reference to any clause (or to any specified provision) of this Loan Agreement, or any other document or a provision of any other document, shall be construed as a reference to this Loan Agreement, that document or a provision of that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Loan Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Lender;

2.16	“other” and “otherwise” are not to be construed ejusdem generis with any foregoing words where a wider construction is possible and “including” and “in particular” are to be construed as being by way of illustration or emphasis only and are not to be construed as, nor shall they take effect as, limiting the generality of any foregoing words;

2.17	a document being in “agreed form” is a document which is previously agreed in writing by or on behalf of the Lender and the Borrower;

2.18	any reference to an Event of Default being continuing is a reference to an Event of Default that has not been waived or remedied to the satisfaction of the Lender;

2.19	where any representation or warranty is qualified by knowledge, such qualification shall mean to the knowledge of the relevant Obligor having made all reasonable enquiry; and

2.20	the headings in this Loan Agreement are inserted for convenience only and do not form part of this Loan Agreement and do not affect its interpretation.

3	LOAN FACILITY

3.1	Lender’s Commitment

3.1.1	Subject to Clause 3.5 below, the Lender agrees to make available to the Borrower the Total Loan Facility under the terms of this Loan Agreement, to be drawn down as set out in the Loan Facility Terms and in accordance with Clause 3.2.

3.1.2	The Lender shall not be under any commitment to advance any Tranche or any part thereof after the Expiry Date or upon the earlier termination of the Loan Facility in accordance with Clause 3.4.

3.1.3	The unutilised portion (if any) of the Loan Facility shall be cancelled after the expiry of the final period for Drawdown as specified in the Loan Facility Terms, whereupon the Total Loan Facility shall be reduced accordingly.

3.1.4	In granting the Loan Facility the Lender is relying on the representations and warranties contained in Clause 7.

3.1.5	Each Drawdown made under the Loan Facility shall be secured by the Security Documents.

3.2	Date of Advance(s) of the Loan

Subject to Clause 3.1.2, (and subject to the satisfaction of the relevant conditions set forth in Clause 3.5), Tranche 1 shall be advanced and made available to the Borrower within 2 Business Days of the Agreement Date (with the Borrower required to submit an executed Drawdown Notice in this regard). Further Tranches shall be advanced and made available to the Borrower within fifteen Business Days from receipt by the Lender of an executed Drawdown Notice. Each Drawdown Notice shall constitute a separate and independent obligation of the Borrower incorporating the terms of this Loan Agreement. Once a Drawdown Notice has been delivered to the Lender, it is irrevocable. Each Tranche requested to be advanced pursuant to a Drawdown Notice shall be in an amount equal to the Minimum Drawdown Amount or a multiple thereof.

3.3	Method of Disbursement

The payment by the Lender to the account specified in the Drawdown Notice shall constitute the making of the Loan (or the relevant part thereof) and the Borrower shall thereupon become indebted, as principal and direct obligor, to the Lender in an amount equal to the Loan (or the relevant part thereof).

3.4	Termination or Modification of Funding Commitment

The Lender’s commitment to advance each Tranche of the Loan in accordance with the terms of this Loan Agreement is limited in aggregate to the amount of the Total Loan Facility; provided, however, that the Lender, acting in its sole discretion, may terminate or modify its funding commitment pursuant to this Loan Agreement at any time if:

3.4.1	there is, in the reasonable opinion of the Lender, any material adverse change in the general affairs, business, management, results of operations, condition (financial or otherwise) or prospects of the Group whether or not arising from transactions in the ordinary course of business;

3.4.2	there is, in the Lender’s reasonable opinion, any accelerated depreciation in the value of the Charged Assets;

3.4.3	there is, in the reasonable opinion of the Lender, any material deviation by the Borrower from the Business Plan (as it may have been supplemented in writing with the prior consent of the Lender) presented to the Lender prior to the Agreement Date;

3.4.4	on either the date of the Drawdown Notice or at the Drawdown Date:

(i)	an Event of Default has occurred and is continuing or would result from the borrowing to be made pursuant to the Drawdown Notice; or

(ii)	the Borrower’s representations and warranties in Clause 7.1 or those which are set out in any Security Document would not be true if repeated on each of those dates with reference to the circumstances then existing.

3.5	Conditions Precedent requirements relative to the Advance of the Loan

3.5.1	Subject to clause 3.5.2 the Lender’s obligation to provide the Loan (or any part thereof) is subject to the prior satisfaction by the Borrower of the following conditions (or waiver thereof by the Lender):

(i)	the provision of a certified copy of the resolutions of the Borrower’s and each Guarantor’s board of directors and, to the extent required, shareholders, authorising the transactions contemplated by this Loan Agreement and the execution and delivery to the Lender of this Loan Agreement and the Finance Documents;

(ii)	certified copies of the Certificate of Incorporation and the Memorandum and Articles of Association of the Borrower in force at the Agreement Date, plus certified up to date copies of the registration certificates and articles of association of each Guarantor in force at the Agreement Date;

(iii)	all necessary consents of shareholders, warrant holders, and other third parties (including landlords) with respect to the entering into of this Loan Agreement and the execution of the Finance Documents, have been obtained;

(iv)	a certificate of a director of:

(a)	the Borrower in the agreed form confirming that the borrowing of the Loan Facility in full would not cause any borrowing limit binding on the Borrower to be exceeded; and

(b)	Guarantor 1 and Guarantor 2 in the agreed form confirming that the guaranteeing of the Loan Facility in full (subject to agreed limitations as set out in Clause 10.1.3) would not cause any guaranteeing limit binding on such Guarantor to be exceeded;

(v)	specimen signatures, authenticated by a director or the company secretary of the Borrower, of the persons authorised to execute and deliver this Loan Agreement and the Finance Documents, in the resolutions of the board of directors referred to in Clause 3.5.1(i);

(vi)	the parties having executed and delivered to the Lender the Finance Documents and each notice required to be sent under the Security Documents;

(vii)	in the Lender’s sole opinion, there has been no accelerated depreciation in value of the Charged Assets;

(viii)	the Borrower’s compliance with Clauses 11.1 and 11.2 (it being agreed between the parties that (without prejudice to the terms of Clauses 4.1 and 4.2) such compliance can be satisfied, at the option of the Borrower with respect to liabilities under Clause 11.2, by such agreed amounts being withheld by the Lender from the proceeds of the Drawdown);

(ix)	delivery to the Lender of the Business Plan;

(x)	delivery to the Lender of the most recent management accounts of the Borrower (being those prepared to 30 November 2014);

(xi)	delivery to the Lender of any such other documentation in form and substance reasonably satisfactory to the Lender as the Lender may reasonably request;

(xii)	the Charged Assets being free and clear of all Security Interests whatsoever (except for the Permitted Security Interest); and

(xiii)	the Borrower receiving (or having received during the 20 Business Days preceding the Agreement Date) at least €1,250,000 pursuant to the Shareholder Loan Notes,

each copy document delivered under conditions 3.5.1(ix) and (x) shall be certified as a true and up to date copy by a director or the company secretary of the Borrower.

3.5.2	Unless the Lender shall otherwise reasonably require, on any subsequent drawdown after First Drawdown satisfaction of conditions in Clauses 3.5.1 (v), (vi), (ix) and (x) shall not be necessary.

3.5.3	The Borrower on the Agreement Date shall:

(i)	deliver to Kreos Capital IV (Expert Fund) Limited an original of the Warrant Instrument; and

(ii)	deliver to Kreos Capital IV (Expert Fund) Limited an original Warrant Certificate.

3.6	Waiver Possibility

If the Lender advances all or any part of the Loan to the Borrower prior to the satisfaction of all or any of the conditions referred to in Clause 3.5 (which the Lender has no obligation to do) the Borrower shall satisfy or procure the satisfaction of such condition or conditions which have not been satisfied within fourteen (14) Business Days of the Drawdown Date (or within such longer period as the Lender may agree or specify in writing), provided, that the Lender at its discretion may waive the satisfaction of any condition, in whole or in part and with or without conditions, without prejudicing the Lender’s right to require subsequent fulfilment of such conditions.

3.7	Charged Assets

3.7.1	Unless the Lender shall otherwise agree in writing, the Borrower shall use the Loan solely for the purpose of general working capital and for supporting of the financial needs of Guarantor 1 and Guarantor 2. The Lender shall not be under any obligation to concern itself with the application of the Loan.

3.7.2	The Charged Assets charged to the Lender pursuant to the Security Documents shall form security for the monies borrowed by the Borrower.

3.8	Conditions Subsequent

3.8.1	Immediately after First Drawdown, the Borrower shall instruct one of its patent agents, Novitas Patent AB or Zacco Sweden AB, using appropriate local counsel (where necessary), to deliver the Confirmatory Assignments to the relevant patent registries to record the relevant Guarantor as the holder of the patents referred to therein without delay and to prepare and deliver the documents required to register the Lender’s security interests over the Patents to the patent registries of UK, USA, Germany, Canada and Sweden as soon as reasonably possible and thereafter use all commercially reasonable endeavours to achieve registration of the Guarantors as the holders of the patents in each aforesaid jurisdiction and registration of the Lender’s security interests thereon. If any objection or challenge to any such registration is received or if any material delay in any such registration occurs or is likely to occur, the Borrower shall forthwith inform the Lender thereof, and, without prejudice to the Lender’s rights hereunder, agree how to deal with such objection, challenge or delay. The Lender may, by written notice to the Borrower, take on the registration process from the Borrower at the cost of and with the continuing assistance of the Borrower at any time.

3.8.2	Excluding any original documents required to be retained by the Borrower for the purpose of completing the registration formalities under Clauses 3.8.1 and 3.8.3, the original counterparts of those documents referred to in Clause 3.5.1(vi) that have been executed by any of the Obligors or any shareholder of the Borrower shall be sent to the Lender (or their solicitors) within 5 Business Days in respect of documents executed by the Borrower or any such shareholder who is ordinarily resident in the United Kingdom and within 10 Business Days in respect of documents executed by Guarantor 1 and Guarantor 2 or any such shareholder who is ordinarily resident in a jurisdiction other than the United Kingdom following signing of this Loan Agreement.

3.8.3	The Borrower shall submit all relevant Security Documents to the Companies Registrar or any equivalent in any relevant foreign jurisdiction and register the applicable Security Interests therein, subject to compliance with all applicable laws in respect of such registration within the time frame provided for under applicable law.

4	TERM

4.1	This Loan Agreement is effective upon execution by the Lender and the Borrower and shall continue until the later of (i) the Expiry Date and (ii) the date upon which the Borrower shall have unconditionally performed all its obligations hereunder.

4.2	If the conditions set out in Clause 3.5 have not been satisfied on or prior to the Expiry Date (except to the extent waived in writing by the Lender), the Lender shall in its sole discretion have the option to either terminate this Loan Agreement or extend the relevant Expiry Date for the purpose of extending the period in which such conditions must be satisfied.

5	REPAYMENT AND PREPAYMENT

5.1	Advance Payment

On the date of each Drawdown with respect to a Tranche, the Borrower shall pay to the Lender (by way of deduction by Lender from the amount of the Tranche actually advanced to the Borrower) the advance payment specified above in the Loan Facility Terms with respect to the applicable Tranche (the “Advance Payment”) which shall be held by the Lender and applied in or towards payment of the last Monthly Repayment in respect of that particular Tranche (or applied by the Lender as a reduction in the sums due and payable from the Borrower in respect of any pre-payment made under clause 5.4).

5.2	Repayments

5.2.1	The Borrower shall pay all unpaid and accrued interest in respect of each Tranche outstanding on each Monthly Repayment Date.

5.2.2	The Borrower shall repay principal in respect of each Tranche outstanding in accordance with Clause 5.2.3.

5.2.3	Subject to the Repayment Term, the Borrower shall on each Monthly Repayment Date and in respect of each Tranche, pay a fixed monthly amount to the Lender as specified in a repayment schedule issued by the Lender prior to the Drawdown Date in respect of each Tranche as shall be produced and may be revised from time to time by the Lender in accordance with the terms of this Loan Agreement (the “Repayment Schedule”) (save that the first six Monthly Repayments of any Tranche shall be interest only).

5.2.4	All payments that the Borrower makes under this Loan Agreement shall be made in full, without any deduction, set-off or counterclaim and in immediately available cleared funds on the due date to an account which the Lender may specify to the Borrower for the purpose.

5.2.5	The Repayment Schedule set out in Part B of Schedule A is in respect of the Tranche 1 only (calculated on the assumption that the Drawdown Date for Tranche 1 is the Agreement Date and that Drawdown Notice for Tranche 1 is for an amount of €6,000,000) and whilst it is recognised and agreed by the parties that the principles and basis of calculation contained therein (and otherwise provided for in this Loan Agreement) shall be applied consistently in respect of other Repayment Schedules produced by the Lender in respect of Further Tranches, the Borrower acknowledges that the Repayment Schedule set out in Part B of Schedule A is for indicative purposes only (and is not conclusive and binding on the Lender) in respect of Further Tranches.

5.2.6	The Lender shall have the right to issue a revised Repayment Schedule from time to time (and the Borrower acknowledges that the amount required to be repaid pursuant to Clause 5.2.3 may be increased from time to time in accordance with any revised Repayment Schedule) if the Lender considers it necessary following any failure by the Borrower to make any Monthly Repayment on the due date in order to ensure that, in respect of each Tranche, on the expiry of the Loan Term there will be no amounts owing from the Borrower to the Lender pursuant to this Loan Agreement, or in the event of any manifest error contained in a prior Repayment Schedule.

5.2.7	The Borrower shall with respect to each Tranche repay the principal amount of the Loan for such Tranche outstanding together with all accrued and unpaid interest, the End of Loan Payment for such Tranche, all unpaid fees, costs and expenses and all other sums due and payable by the Borrower to the Lender under this Loan Agreement in respect of such Tranche and the Security Documents on the expiry of the Loan Term with respect to each Tranche.

5.2.8	Subject to clause 5.2.9, each payment received by the Lender in respect of any Tranche shall be applied as follows:

5.2.8.1	firstly, to discharge all outstanding fees, costs and expenses of or due to the Lender in respect of such Tranche;

5.2.8.2	secondly, to discharge all accrued interest in respect of such Tranche; and

5.2.8.3	thirdly, to reduce the outstanding principal balance of such Tranche.

5.2.9	For the avoidance of doubt, the Lender may in its discretion apply any payment received or recovered from the Borrower to discharge any unpaid amount in respect of any Tranche.

5.2.10	Any amount repaid or prepaid may not be redrawn.

5.2.11	If the Drawdown Date is not a Monthly Repayment Date, the Borrower shall pay to the Lender on the Drawdown Date (by way of deduction by the Lender of the amount of the Tranche actually advanced to the Borrower) the Interim Repayment which shall discharge interest accrued on the Tranche for the period from the Drawdown Date to First Monthly Repayment Date.

5.3	Currency of Payments

Repayment of the Loan and payment of all other amounts owed to the Lender will be paid in the currency in which the each Tranche has been provided (the “Contractual Currency”), i.e. in Euros, unless otherwise agreed by the parties in writing. The Borrower shall bear the cost in the event of and in respect of any conversion of a currency to the Contractual Currency.

5.4	Prepayments

5.4.1	The Borrower shall be entitled to prepay the Loan, in whole but not in part, subject to the following conditions:

5.4.1.1	the Borrower shall submit to the Lender an irrevocable written request to prepay the Loan, at least 30 Business Days in advance, indicating the amount to be prepaid and the date of the proposed prepayment, provided that such prepayment shall be made on the last Business Day of a calendar month;

5.4.1.2	on the date of prepayment the Borrower shall pay the Lender an amount equal to:

(i)	the outstanding principal amount of the Loan;

(ii)	all accrued and unpaid interest;

(iii)	in respect of each Tranche, the aggregate of the future monthly interest payments scheduled to be paid by the Borrower on each Monthly Repayment Date (as is set out in the most recent Repayment Schedule issued by the Lender) each discounted for the period from the date of prepayment to the expiry of the Loan Term, in each case discounted from the applicable Monthly Repayment Date to the date of prepayment at the rate of 5% (five per Cent.) per annum. For the avoidance of doubt, no partial repayments of the Loan are permitted under this Clause 5.4.1.2 or otherwise;

(iv)	the End of Loan Payment;

(v)	all unpaid fees, costs and expenses due and payable by the Borrower to the Lender under this Loan Agreement; and

(vi)	all other sums due and payable by the Borrower to the Lender under this Loan Agreement,

and to the extent that the Lender considers that any calculation in a written request received from the Borrower under this clause 5.4 is incorrect or that other sums would otherwise be due and payable on the proposed date of repayment, the Lender shall promptly notify the Borrower in writing of any corrected figure or identifying the amount and nature of such additional sums.

5.4.2	Subject to Clause 5.4.3, upon the occurrence of a Change of Control or a Sale, the Borrower shall be deemed to have served a notice under Clause 5.4.1.1 with the relevant date for prepayment of the amounts provided for under Clause 5.4.1.2 being the last Business Day of the calendar month in which such notice is deemed to have been served.

5.4.3	The parties agree that the Albireo Reverse Transaction (and the entry by the Borrower or any of its shareholders into any agreement for the purpose of effecting the Albireo Reverse Transaction) shall not result in a deemed service of notice under Clause 5.4.1.1 (or, for the avoidance of doubt, Clause 5.4.2).

6	INTEREST

6.1	Interest on the principal amount of each Tranche from time to time shall accrue from day to day at a rate of 11.5% per annum (the “Applicable Interest Rate”), from the Drawdown Date until the repayment in full of the relevant Tranche. Interest on the Loan and each part thereof shall be calculated and paid in the Contractual Currency.

6.2	Time of payment of any sum due from the Borrower is of the essence under this Loan Agreement. If the Borrower fails to pay any sum to the Lender on its due date for payment the Borrower shall pay to the Lender forthwith on demand interest on such sum (compounded on a monthly basis) from the due date to the date of actual payment (as well after as before judgment) at a rate equal to the Applicable Interest Rate plus 3% per annum. If the Borrower fails to pay any sum within ten (10) Business Days after such sum is due, the Borrower shall pay to the Lender a one off late payment charge of 3% of such sum to compensate the Lender for additional administrative expense.

7	REPRESENTATIONS AND WARRANTIES

7.1	The Borrower and each Guarantor as relevant warrants and represents the following as at Agreement Date:

7.1.1	the Borrower is a private limited company duly organised and validly existing under the laws of England and Wales;

7.1.2	Guarantor 1 is a private limited company duly organised and validly existing under the laws of Sweden;

7.1.3	Guarantor 2 is a private limited company duly organised and validly existing under the laws of Sweden;

7.1.4	the Borrower and each Guarantor as relevant has the corporate capacity, and has taken all corporate action and obtained all consents, including third party consents, necessary for it:

(i)	to execute this Loan Agreement, and each Finance Document and Security Document to which the Borrower and/or each Guarantor is or is to be party;

(ii)	to borrow or guarantee (as applicable) under this Loan Agreement and to make all the payments contemplated by, and to comply with all its other obligations under this Loan Agreement, and each Finance Document to which the Borrower and/or each Guarantor is or is to be party; and

(iii)	to grant the Lender first priority Security Interest in respect of the Charged Assets pursuant to the Security Documents to which the Borrower and/or each Guarantor is or is to be party;

7.1.5	subject to the Reservations and to the agreement of the Lender hereunder that its security over the Patents is only registered in certain jurisdictions, this Loan Agreement, and the Finance Documents and Security Documents to which the Borrower and/or each Guarantor is or is to be party, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in this Loan Agreement and the Security Documents):

(i)	constitute the legal, valid and binding obligations of the Borrower and each Guarantor, enforceable against the Borrower and each Guarantor in accordance with their respective terms; and

(ii)	create legal, valid and binding security interests enforceable in accordance with their respective terms;

7.1.6	the execution and (where applicable) registration by the Borrower and/or each Guarantor of this Loan Agreement and each Finance Document and Security Documents to which it is or is to be party, and the borrowing by the Borrower of the Loan and its compliance with this Loan Agreement and each Finance Document to which the Borrower and/or each Guarantor is or is to be party, will not involve or lead to a contravention of:

(i)	any applicable law or other legal requirement; or

(ii)	the constitutional documents of the Borrower or any Guarantor; or

(iii)	any contractual or other obligation or restriction which is binding on the Borrower or any Guarantor or any of their assets;

7.1.7	save with respect to any registrations that are required to be obtained under clause 3.8, all consents, licences, approvals and authorisations required by the Borrower and/or each Guarantor in connection with the entry into, performance, validity and enforceability of this Loan Agreement, and the Finance Documents and the Security Documents to which it is or is to be party have been or (upon execution thereof) shall have been obtained by the Drawdown Date and are (or upon execution thereof shall be) in full force and effect during the life of this Loan Agreement;

7.1.8	all financial and other information furnished by or on behalf of the Borrower and/or each Guarantor in connection with the negotiation of this Loan Agreement and the Finance Documents and Security Documents delivered to the Lender pursuant to this Loan Agreement or the Finance Documents or Security Documents was true and accurate in all material respects when given, there are no other facts or matters the omission of which would have made any statement or information contained therein misleading in any material respect and all projections and statements of belief and opinion given to the Lender were made in good faith after due and careful enquiry;

7.1.9	the Accounts, Guarantor 1’s Accounts and Guarantor 2’s Accounts were prepared in accordance with accounting principles and practices generally accepted in the jurisdiction of incorporation of the Guarantor to which such accounts relate and consistently applied and fairly represent (in conjunction with the notes thereto) the financial condition of such Guarantor as at the date to which they were drawn up and the results of that Guarantor’s operations during the financial year then ended;

7.1.10	since publication of the Accounts, there has been no material adverse change in the business or financial condition of the Borrower and or Guarantor 1 or Guarantor 2;

7.1.11	the management accounts of the Group prepared to 30 November 2014 were prepared with all due care and on a basis consistent with generally accepted accounting principles and practices used by the Group in the preparation of management accounts and accurately reflect the financial position of the Group at such date;

7.1.12	the Business Plan has been prepared with all due care in accordance with the facts and the opinions stated therein are reasonable and since the Business Plan has been prepared, there has been no material adverse change in the business or financial condition of the Group;

7.1.13	the Borrower has its centre of main interest (COMI) in the United Kingdom for the purposes of the EU Regulations on Insolvency Proceedings 2000;

7.1.14	Guarantor 1 has its COMI in Sweden for the purposes of the EU Regulations on Insolvency Proceedings 2000;

7.1.15	Guarantor 2 has its COMI in Sweden for the purposes of the EU Regulations on Insolvency Proceedings 2000;

7.1.16	there is no action, proceeding or claim pending or, so far as the Borrower and/or any Guarantor is aware or ought reasonably to be aware, threatened against any Group Company before any court or administrative agency which might have a material adverse effect on the business, condition of operations of the Borrower and any Guarantor;

7.1.17	the Borrower and/or each Guarantor owns with good and marketable title all the Charged Assets and, subject to the Licence Agreements in relation to the A3309 Patents, the Charged Assets are free from all security interests and other interests and rights of every kind except for any Permitted Security Interest, (but not including 1.49 (ii) and (iii)). Subject to the Confirmatory Assignments and (in respect of pending registrations) as stated in Schedule C, all the Patents are duly registered in the names of either the Borrower or one of the Guarantors in those jurisdictions listed in Schedule C, all renewal and other fees are paid up to date in respect of the Patents, all applications for Patents (as applicable) are being duly prosecuted and no material third party challenge or objection to any such Patents and applications for Patents has been received or are threatened, and so far as each Obligor is aware, there are no circumstances existing in which any such challenge or objection is reasonably likely;

7.1.18	the Licence Agreements, when read together with the Asset Transfer Agreement and Confirmatory Assignments, contains all terms and conditions relating to the matters contained therein, and since their signature, there has been no variation, waiver or release of their terms. The Licence Agreements are, subject to the application of the Asset Transfer Agreement, in full force and effect. Save with respect to any breach or potential breach of the Licence Agreements that may have arisen in connection with of Ferring International Center SA’s conduct of the development program, so far as the Borrower and/or any Guarantor is aware no breach of the Licence Agreements is continuing and no Group company is aware of any actual or potential breach of the Licence Agreements;

7.1.19	neither the Borrower nor any Guarantor is insolvent, or subject to bankruptcy proceedings or other admission to other insolvency proceedings and is not in any situation that would require recapitalization pursuant mandatory provisions or any laws applicable to the Borrower or each Guarantor;

7.1.20	the provision of all management and other services carried out by Group Companies for the benefit of other Group Companies is and will continue to be on normal arms’ length terms.

7.2	The representations and warranties of the Borrower and each Guarantor set out in this Clause 7 shall survive the execution of this Loan Agreement and shall be deemed to be repeated on each Drawdown Date with respect to the facts and circumstances then existing, as if made at such time including that, in respect of paragraphs 7.1.9 to 7.1.12, references to Accounts, management accounts and Business Plan shall refer to the latest available version of such documents on each Drawdown Date.

7.3	The Lender hereby agrees that it shall not constitute a breach of any warranty and representation given (or repeated) by the Borrower and each Guarantor under clauses 7.1 and 7.2 if on the date that such warranty or representation is given (or repeated) the transfers of the Patents from AstraZeneca AB to Albireo AB (and, where relevant, from Guarantor 1 to Guarantor 2 pursuant to the Asset Purchase Agreement and/or the Confirmatory Assignments) have not been registered with the relevant recordal authorities (which in respect of the registration of transfers that are required to be undertaken pursuant to Clause 3.8.1, is only as a result of the time taken by the relevant authority in the normal course of its business to carry out such recordal (rather than any other reason including any breach of Clause 3.8.1)), and so long as they remain registered in the names of those holders set out in Schedule C.

8	UNDERTAKINGS

8.1	Subject to Clause 8.2 with respect to the Information Covenants below, the Borrower and each Guarantor undertakes to the Lender to comply with the following provisions of this Clause 8 at all times during the Security Period:

Information Covenants

8.1.1	the Borrower and each Guarantor will provide to the Lender with the following information by way of monthly reports:

8.1.1.1	details of any changes to the management/directors of any Group Company;

8.1.1.2	details of any Group Company incorporated on or after the Agreement Date;

8.1.1.3	any statement, statement of accounts, reports or any other information as required to be provided on a monthly basis under the Security Documents;

8.1.1.4	such other information (financial or otherwise) as the Lender may reasonably request from time to time concerning any Group Company and its affairs (including, without limitation, information concerning the Charged Assets, its assets from time to time and any request for amplification or explanation of any item in the financial statements, budgets or other material provided by the Borrower and/or each Guarantor under this Loan Agreement);

8.1.2	the Borrower and/or each Guarantor will provide to the Lender all documents, confirmations and evidence required by the Lender to satisfy its “know your customer” requirements or similar identification checks in order to meet its obligations from time to time under applicable money laundering, or similar, laws and regulations;

8.1.3	when available, but no later than: (a) forty-five (45) days after the last day of each fiscal quarter, the Borrower will provide to the Lender a company-prepared consolidated balance sheet, statement of cash flow and statement of operations covering the Group’s consolidated operations for such fiscal quarter; and (b) one hundred eighty (180) days after the last day of Borrower’s fiscal year, audited consolidated financial statements of the Group as of and for such fiscal year, together with an unqualified opinion on the financial statements (other than any qualifications with respect to “going-concern”) from an independent certified public accounting firm acceptable to Lender in its reasonable discretion, it being understood that Ernst & Young LLP is acceptable to Lender;

8.1.4	the Borrower will provide the Lender with (and shall procure that this Group Company will provide the Lender with) all documents dispatched by the Borrower and each Group Company to all its shareholders, or all its creditors, generally at the same time as they are dispatched;

8.1.5	the Borrower will grant the Lender the right, on reasonable notice, to have a representative of the Lender meet with the managing director and finance director of the Borrower throughout the Security Period to review and discuss the operating performance and financial condition of the Group. In addition, upon the occurrence of an Event of Default the Lender shall be entitled to have a representative to attend all meetings of the Borrower’s board of directors in a non-voting observer capacity for so long as the relevant Event of Default is continuing (and the Borrower agrees to give notice of all board meetings to the Lender at the same time as to its directors during such period);

8.1.6	the Borrower will notify the Lender as soon as it becomes aware of:

(i)	the occurrence of an Event of Default; or

(ii)	any matter which indicates that an Event of Default has occurred, may have occurred or is likely to occur,

and will thereafter keep the Lender fully up to date with all developments concerning such Event of Default;

Other Covenants

8.1.7	the Borrower and each Guarantor will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Lender of, all consents required:

(i)	for the Borrower and each Guarantor to perform its obligations under this Loan Agreement and each Finance Document, as relevant;

(ii)	for the validity or enforceability of this Loan Agreement and any Finance Document; and

(iii)	for the Borrower and each Guarantor to continue to own the Charged Assets,

and the Borrower and each Guarantor will, comply with the terms of all such consents;

8.1.8	the Borrower and each Guarantor will obtain, effect and keep effective all permissions, licences, consents, registrations and permits which may from time to time be required (i) in connection with the Charged Assets, (ii) to conduct its business, and (iii) to continue to use on current terms, all material Intellectual Property used in its business, provided however that neither the Borrower nor any Guarantor shall be obliged to maintain any registrations of any patents other than the Patents and, other than as required pursuant to Clauses 3.8.1, 8.1.21 and 8.1.22, neither the Borrower nor any Guarantor shall be required to register a transfer or maintain any registrations of those Patents that are (a) currently registered in the name of AstraZeneca AB (as set out in Schedule C); or (b) that should otherwise be registered in the name of Guarantor 2 pursuant to the Asset Transfer Agreement or the Confirmatory Assignment but are currently registered in the name of Guarantor 1 (as set out in Schedule C);

8.1.9	the Borrower and each Guarantor will maintain adequate risk protection through insurances on and in relation to its business and assets to the extent reasonably required on the basis of good business practice taking into account, inter alia, its (and any Group Company’s) financial position and nature of operations. All insurances must be with reputable independent insurance companies or underwriters;

8.1.10	the Borrower and each Guarantor shall not incur or allow to remain outstanding any Financial Indebtedness, except:

(i)	under this Loan Agreement;

(ii)	where a Group Company is lending to or borrowing from another Group Company pursuant to the Intra-Group Loan Agreement;

(iii)	non-speculative hedging transactions entered into in the ordinary course of business in connection with protection against interest rate or currency fluctuations;

(iv)	arising in the ordinary course of business with suppliers of goods or services with a maximum duration of 60 days;

(v)	owing under or in connection with sums raised by the Borrower pursuant to clause 3.5.1(xiii); and

(vi)	Financial Indebtedness incurred with the prior written consent of the Lender.

8.1.11	Notwithstanding Clause 8.1.10, the Borrower and each Guarantor shall not incur or allow to remain outstanding any Financial Indebtedness owing to any shareholder of a Group Company (excluding other Group Companies and excluding amounts owing under or in connection with sums raised by the Borrower pursuant to clause 3.5.1(xiii)) or any persons or companies related to them, unless such Financial Indebtedness is on terms (including interest, repayment and subordination) satisfactory to the Lender;

8.1.12	Guarantor 2 shall:

(i)	carry on the A3309 Business in accordance with the A3309 Business Agreements and otherwise in the ordinary course for its own benefit, or, to the extent that loans are made pursuant the Intra-Group Loan Agreement for the benefit of the Group;

(ii)	not make any material change to the nature or extent of its business other than with the prior written consent of the Lender, such consent not to be unreasonably withheld or delayed;

(iii)	not incur any liabilities other than (a) to a Group Company or the Lender pursuant to the A3309 Business Agreements; (b) to the licensees pursuant to the Licence Agreements; and (c) any liabilities that arise as a matter of law as a consequence of carrying on the A3309 Business as described in sub-paragraph (i) above.

8.1.13	the Borrower and each Guarantor shall not create or permit to subsist any Security Interest over any of its assets including the Charged Assets except for a Permitted Security Interest;

8.1.14	the Borrower and each Guarantor will not sell, assign, transfer or otherwise dispose of the Charged Assets or any share therein (except for any Permitted Disposal) and shall give immediate notice to the Lender upon its becoming aware of any judicial process or encumbrance affecting the Charged Assets;

8.1.15	other than a Permitted Disposal or Permitted Security Interest, the Borrower and each Guarantor shall not:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are leased to or intended to be re-acquired by any Group Company or otherwise; or

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

8.1.16	Guarantor 1 and Guarantor 2 shall:

(i)	use all reasonable endeavours to maintain in force for the benefit of the Group the Licence Agreements including the recovery and prosecution of all rights to receive licence fees and other income deriving from them;

(ii)	not pledge or otherwise encumber or grant any security interest in or over the Licence Agreements in whole or in part;

(iii)	not sell or assign the benefit of any right or interest in the Licence Agreements or any benefit or income arising thereunder in whole or in part; and

(iv)	not amend the Licence Agreements in any material respect.

8.1.17	The Borrower and each Guarantor shall not grant any licence or any other rights in or over any of their Intellectual Property (including the patents that are subject to the Licence Agreements) other than (i) in the ordinary course of business for the benefit of the Group; (ii) as between Group Companies for the benefit of the Group; or (iii) pursuant to the obligations owing to the Lender under this Loan Agreement and the Finance Documents.

8.1.18	the Borrower and each Guarantor will not make any distribution by way of dividend or otherwise without the prior written consent of the Lender, provided that, subject to the Intra-Group Loan Agreement, each Guarantor shall be entitled to make a distribution to any Group Company without the prior consent of the Lender;

8.1.19	the Borrower and each Guarantor shall be responsible for all costs associated with the Charged Assets including all tax assessments, insurance premiums, operating costs and repair and maintenance costs as well as any fees associated with registering or perfecting of any Security Interest granted in connection with this Loan;

8.1.20	the Borrower and each Guarantor shall at the request of the Lender from time to time execute and deliver such further documents creating Security Interests in favour of the Lender over the assets of the Borrower or a

Guarantor (but only where the relevant asset has been created, registered, commercialised or acquired by the Borrower or a Guarantor (as applicable) after the Agreement Date and only then to the extent that the relevant asset is, at the date of the Lender’s request, and in the reasonable opinion of the Lender, of material value taking account of the aggregate value of all assets of the Group as at that same date) and in such form as the Lender may reasonably require in its discretion from time to time to (i) secure all monies, obligations and liabilities of the Borrower and/or any Group Company to the Lender or (ii) following an Event of Default facilitate the realisation of the Charged Assets or (iii) following an Event of Default exercise the powers conferred on the Lender or a receiver appointed under any Security Document, from time to time;

8.1.21	the Borrower and each Guarantor shall at the request of the Lender use all commercially reasonable endeavours to register the Lender’s security interests that are granted over the A3390 Patents pursuant to the pledge to be entered into by the Lender and Guarantor 2 as part of the Initial Security Documents in those jurisdictions requested by the Lender (acting reasonably, taking into account the cost of the Borrower and Guarantors associated with registrations in such additional jurisdictions) and being only those jurisdictions in which, in the reasonable opinion of the Lender, the business of Guarantor 2 is developing to a material respect;

8.1.22	the Borrower and each Guarantor shall at the request of the Lender use all commercially reasonable endeavours to register the Lender’s security interests that are granted over the A4250 Patents pursuant to the pledge to be entered into by the Lender and Guarantor 1 as part of the Initial Security Documents in those jurisdictions requested by the Lender (acting reasonably, taking into account the cost of the Borrower and Guarantors associated with registrations in such additional jurisdictions) and being only those jurisdictions in which, in the reasonable opinion of the Lender, the business of Guarantor 1 is developing to a material respect in respect of the A4250 Patents;

8.1.23	the Borrower and each Guarantor shall, during any period in which amounts are owing from the Borrower to the Lender under this Loan Agreement, provide the Lender with the right of first offer and refusal on all future debt funding of the Borrower and/or any member of the Group other than any loans made between Group Companies and disregarding also any sums raised by the Borrower pursuant to clause 3.5.1(xiii);and

8.1.24	each Guarantor shall not make cash payments, other than a Permitted Cash Payment, to a bank account of another Group Company unless the bank account of the recipient Group Company is subject to a Security Interest in favour of the Lender.

8.2	For so long as the Borrower or any Group Company is subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, and publicly files reports on Form 10-K, 10-Q or 8-K (as the case may be) to the Securities and Exchange Commission containing all of the information required by Clause 8.1.1.1, 8.1.3 or 8.1.4 (if applicable, for the period and by the date set forth therein), the Borrower may satisfy the requirements of such Clause 8.1.1.1, 8.1.3 or 8.1.4, as the case may be, by such filing.

9	EVENTS OF DEFAULT

9.1	An Event of Default occurs if:

9.1.1	any Group Company fails to pay when due and payable or (if so payable) on demand any sum payable under this Loan Agreement, the Subordination Deed or the Security Documents or under any document relating to the Security Documents in each case other than where the failure is a failure or delay in the system for funds transfer and such sum (together with any default interest owing in respect thereof) is subsequently paid within three Business Days of the due date; or

9.1.2	any other breach by any Group Company occurs of any provision of this Loan Agreement, or any Finance Document or the Borrower or any Group Company does not comply with, perform or observe any other obligation accepted or undertaking given by it to the Lender, unless the Lender (at its discretion) notifies the Borrower in writing that it is satisfied that the breach has not put any of the security for the Loan at risk or the Group Company remedies such breach (being a breach capable of remedy) to the reasonable satisfaction of the Lender within 10 Business Days of the earlier of the Lender notifying the Borrower of the default and the Borrower becoming aware of the default; and

9.1.3	any representation, warranty or statement made by, or by an officer of, any Group Company in this Loan Agreement, the Subordination Deed or the Security Documents or in the Drawdown Notice is incorrect, untrue or misleading in any material respect when it is made or deemed repeated; or

9.1.4	Financial Indebtedness of any Group Company in an amount which the Lender reasonably considers to be material is not paid when due or any Security Interest over any of the assets of any Group Company is lawfully enforced;

9.1.5	any order shall be made by any competent court, a petition presented (except to the extent such petition is frivolous or vexatious and is discharged, stayed or dismissed within 21 days of presentation) or any resolution shall be passed by any Group Company for the appointment of a liquidator, administrator or receiver of, or for the winding up of, any Group Company or a moratorium is imposed or declared over any or all of the assets and business of any Group Company; or

9.1.6	an encumbrancer lawfully takes possession of or a receiver, liquidator, supervisor, compulsory manager, trustee, administrator or similar official is appointed over the whole or, in the opinion of the Lender, any material part of, the assets of any Group Company or a distress, execution or other process is levied or enforced upon or sued out against the whole or, in the opinion of the Lender, a material part of the assets of any Group Company; or

9.1.7	an administration application is presented or made for the making of an administration order or a notice of intention to appoint an administrator under Schedule B1 to the Insolvency Act 1986 is issued by any Group Company or its directors or by the holder of a qualifying floating charge (as defined in such Schedule) or a notice of appointment of an administrator is filed by any person with the court; or

9.1.8	any judgment made against any Group Company is not paid, stayed, appealed or discharged within 14 days; or

9.1.9	any Group Company shall stop payment or shall be unable to, or shall admit inability to, pay its debts as they fall due, or shall be adjudicated or found bankrupt or insolvent, or shall enter into any composition or other arrangement with its creditors generally; or

9.1.10	any event shall occur which under the law of any jurisdiction to which any Group Company is subject has an effect equivalent or similar to any of the events referred to in Clause 9.1.6 or 9.1.9; or

9.1.11	any Group Company ceases, threatens to cease, or suspends carrying on its business or a material part of its business; or

9.1.12	it becomes unlawful or impossible (i) for the Borrower and/or each Group Company (as relevant) to discharge any liability under this Loan Agreement or to comply with any other obligation which the Lender considers material under this Loan Agreement, the Subordination Deed or the Security Documents, or (ii) for the Lender to exercise or enforce any right under, or to enforce any Security Interest created by, this Loan Agreement or the Security Documents; or

9.1.13	subject to the Reservations and to the agreement of the Lender hereunder that its security over the Patents is only registered in certain jurisdictions, any provision of this Loan Agreement or the Finance Documents proves to have been or becomes invalid or unenforceable, or a Security Interest created by the Security Documents proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest, provided however that if the Borrower and/or any Group Company proposes replacement security, and such replacement security is of a type and value and is constituted in a manner acceptable to the Lender within such period of time as the Lender may require, such event shall cease to constitute an Event of Default; or

9.1.14	the security constituted by the Security Documents is in any way materially imperilled or in jeopardy (including by way of depreciation in value beyond a normal depreciation or the failure to achieve registration of the Lender’s Security Interests pursuant to Clauses 3.8.1, 8.1.21 or 8.1.22 and/or the Security Documents or the decision of any Obligor to cease maintaining, prosecuting or enforcing any Patent that is, in the reasonable opinion of the Lender, of material value to that Obligor (but which, save for any breach of Clause 3.8.1, 8.1.21 or 8.1.22, shall not extend to include any decision of an Obligor to not register with the relevant recordal authorities the transfer of the Patents from AstraZeneca AB to Albireo AB (and, where relevant, from Guarantor 1 to Guarantor 2 pursuant to the Asset Purchase Agreement and/or the Confirmatory Assignments)) or any other material Intellectual Property of the Group) provided however that if the Borrower and/or any Group Company proposes replacement security, and such replacement security is of a type and value and is constituted in a manner acceptable to the Lender within such period of time as the Lender may require, such event shall cease to constitute an Event of Default; or

9.1.15	any other event (whether related or not) occurs (including, without limitation, a material (in the reasonable opinion of the Lender) adverse change, from the position applicable as at the Agreement Date) in the business affairs, operations, assets or condition (financial or otherwise) of the Group, the effect of which is, in the reasonable opinion of the Lender, to materially imperil, delay or prevent the due fulfilment by the Borrower and each Group Company of any of its material obligations or undertakings in this Loan Agreement, the Subordination Deed or the Security Documents; or

9.1.16	any breach of a Subordination Deed occurs by any Group Company; or

9.1.17	any event of default (howsoever described) specified in the Security Documents shall occur.

9.2	Lender’s Rights

On or at any time following the occurrence of any Event of Default for so long as such Event of Default is continuing the Lender may:

9.2.1	serve on the Borrower a notice stating that all obligations of the Lender to the Borrower under this Loan Agreement including (without limitation) the obligation to advance the Loan (or any part thereof) are terminated; and/or

9.2.2	serve on the Borrower a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Loan Agreement and the Security Documents are immediately due and payable; and/or

9.2.3	declare the Security Documents to be enforceable; and/or

9.2.4	take any other action which, as a result of the Event of Default or any notice served under Clauses 9.2.1 or 9.2.2 above, the Lender is entitled to take under the Security Documents or any applicable law.

9.3	End of Lender’s Obligations

Subject to clause 17.5, on the service of a notice under Clause 9.2.1 and/or Clause 9.2.2, all the obligations of the Lender to the Borrower under this Loan Agreement shall terminate

9.4	Acceleration

On the service of a notice under Clause 9.2.2, the following sums shall become immediately due and payable:

9.4.1.1	the outstanding principal amount of the Loan;

9.4.1.2	all accrued and unpaid interest;

9.4.1.3	in respect of each Tranche, the aggregate of the monthly interest payments scheduled to be paid by the Borrower on each Monthly Repayment Date (as is set out in the most recent Repayment Schedule issued by the Lender) for the period from the date of prepayment to the expiry of the Loan Term, in each case discounted from the applicable Monthly Repayment Date to the date of prepayment at the rate of three per cent per annum;

9.4.1.4	the End of Loan Payment;

9.4.1.5	all unpaid fees, costs and expenses due and payable by the Borrower to the Lender under this Loan Agreement; and

9.4.1.6	all other sums due and payable by the Borrower to the Lender under this Loan Agreement and the Security Documents.

9.5	Waiver of Event of Default

The Lender, at its sole and absolute discretion, may waive any Event of Default hereunder, prior to or after the event or events giving rise thereto, provided that such waiver may be effected only by written notice provided by the Lender to the Borrower to that effect (and subject further to Clause 18.2 below); it being understood and acknowledged, that if and so long as no notice of waiver of an Event of Default was so provided, such Event of Default shall be deemed as having occurred and in effect for all purposes hereunder.

10	GUARANTEE AND INDEMNITY

10.1	In consideration of the Borrower entering into this Loan Agreement, and subject to Clause 10.2, the Guarantors severally guarantee to the Lender, whenever the Borrower does not pay any of the Guaranteed Obligations when due, to pay on demand the Guaranteed Obligations.

10.2	The Guarantors as principal obligors and as a separate and independent obligation and liability from their obligations and liabilities under Clause 10.1 severally agree to indemnify and keep indemnified the Lender in full and on demand from and against all and any losses, costs, claims, liabilities, damages, demands and expenses suffered or incurred by the Lender arising out of, or in connection with, any failure of the Borrower to perform or discharge any of its obligations or liabilities in respect of the Guaranteed Obligations.

10.3	Notwithstanding anything to the contrary herein or in any other Finance Documents or other document containing any Guaranteed Obligations, the obligations and liabilities of any Obligor incorporated in Sweden under this Agreement or in any other Finance Document or other document containing any Guaranteed Obligations shall be limited if (and only to the extent) required by an application of the provisions of the Swedish Companies Act (Sw. aktiebolagslagen (2005:551)) governing distribution of assets and it is understood that the obligations of any such Obligor incorporated in Sweden for such obligations and liabilities under this Agreement or in any other Finance Document or other document containing any Guaranteed Obligations shall only apply to the extent permitted by the above-mentioned provisions.

11	FEES, EXPENSES AND TAXES

11.1	Transaction Fee

The Parties hereby agree and acknowledge that a single Transaction Fee shall be payable by the Borrower to the Lender and that such sum shall be satisfied by a corresponding reduction being made to the Tranche 1 payment to be advanced by the Lender pursuant to clause 3.2, provided always that if the Drawdown Date for Tranche 1 does not occur within 15 Business Days of this Loan Agreement the Transaction Fee shall become immediately due and payable by the Borrower to the Lender.

11.2	Documentary Costs

The Borrower shall promptly pay to the Lender on the Lender’s demand, the reasonable legal expenses plus applicable VAT and disbursements incurred by the Lender in connection with:

11.2.1	the negotiation, preparation and completion of this Loan Agreement and the Security Documents and the transactions contemplated hereby and thereby up to an aggregate total of €85,000 on account of all such legal expenses, VAT and disbursements;

11.2.2	fulfilment of the Conditions Subsequent (to the extent the process is taken on by the Lender pursuant to Clause 3.8.1), any amendment or supplement to this Loan Agreement or the Security Documents or any proposal for such an amendment to be made at the behest of the Borrower or the Guarantors or at the request of the Lender following an Event of Default or pursuant to Clause 8.1.20, 8.1.24 or 8.1.25;

11.2.3	any consent or waiver by the Lender concerned under or in connection with this Loan Agreement or the Security Documents or any request for such a consent or waiver; and

11.2.4	any step taken or required by the Lender to register or procure registration or perfection of its Security Interests hereunder, or with a view to the protection, exercise or enforcement of any right or Security Interest created by this Loan Agreement or the Security Documents or for any similar purpose, following any breach or non-fulfilment of any provision of this Loan Agreement or any Finance Document.

11.3	Certain taxes and duties

The Borrower shall promptly pay any documentary, stamp or other equivalent tax or duty payable on or by reference to this Loan Agreement or the Security Documents or local law equivalent, and shall, on the Lender’s demand, fully indemnify the Lender against any costs, losses, liabilities and expenses resulting from any failure or delay by the Borrower to pay such a tax.

11.4	Recovery of Overdue Fees

Without prejudice to any other provisions of this Loan Agreement, the Lender shall be entitled (and the Borrower hereby irrevocably authorises the Lender), at any time and from time to time, to apply any credit balance (whether or not then due) to which the Borrower is then entitled on any account with the Lender in (or towards) satisfaction of the sum or sums from time to time owing by the Borrower to the Lender under and/or pursuant to this Clause 11.4. The Lender shall give notice to the Borrower of any such application promptly thereafter.

11.5	Liability for Taxes

11.5.1	The Borrower and/or the Guarantors (as applicable) shall make all payments to be made by it without any Tax deduction, unless a Tax deduction is required by law. The Borrower and/or the Guarantors (as applicable) shall promptly upon becoming aware that it must make a Tax deduction (or that there is any change in the rate or the basis of a Tax deduction) notify the Lender.

11.5.2	If a Tax deduction is required by law to be made by the Borrower and/or the Guarantors (as applicable), the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax deduction) leaves an amount equal to the payment which would have been due if no Tax deduction had been required.

11.5.3	If the Borrower and/or the Guarantors (as applicable) is required to make a Tax deduction, the Borrower shall make that Tax deduction and any payment required in connection with that Tax deduction within the time allowed and in the minimum amount required by law.

11.5.4	Within thirty (30) days of making either a Tax deduction or any payment required in connection with that Tax deduction, the Borrower and/or the Guarantors (as applicable) shall deliver to the Lender evidence reasonably satisfactory to it that the Tax deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

11.5.5	If an Obligor makes an increased payment under this Clause 11.5 and:

(a)	a credit against, relief or remission for, or repayment of any tax (a “Tax Credit”) is attributable to the payment; and

(b)	the recipient of the grossed-up payment has obtained, utilised and fully retained that Tax Credit on an affiliated group basis,

the Lender will pay to the relevant Obligor an amount which will leave the recipient of the interest payment (after the payment) in the same after-tax position as that in which it would have been had the gross-up payment under this Clause 11.5 not been made. Where a deduction or withholding is required to be made under this clause, the Lender shall give such assistance as may be necessary or expedient to enable the Borrower to claim exemption from or a reduction in the amounts that are required to be withheld and the Parties shall use reasonable endeavours to ensure that such exemption or reduction is claimed. Such assistance shall include the provision by the Lender of such forms as the relevant tax authority may require the Borrower to complete.

11.6	Illegality and Increased Costs

11.6.1	If it is or becomes contrary to any law or regulation for the Lender to make available the Loan Facility or to maintain its obligations to do so or fund the Loan, the Lender shall promptly notify the Borrower whereupon (a) the Lender’s obligations to make the Loan Facility available shall be terminated and (b) the Borrower shall be obliged to prepay the Loan either (i) forthwith or (ii) on a future specified date on or before the latest date permitted by the relevant law or regulation.

11.6.2	If the result of any change in (or in the interpretation, administration or application of), or to the generally accepted interpretation or application of, or the introduction of, any law or regulation is to subject the Lender to Taxes or change the basis of the payment of Taxes by the Lender with respect to any payment under this Loan Agreement (other than Taxes on the overall net income, profits or gains of the Lender), then (i) the Lender shall notify the Borrower in writing of such event promptly upon its becoming aware of the same; and (ii) the Borrower shall on demand, made at any time whether or not the Loan has been repaid, pay to the Lender the amount of the increased costs which the Lender has suffered as a result.

12	INDEMNITIES

12.1	Indemnity for Non-Scheduled Payments

Without derogating from Clause 11 above, the Borrower shall indemnify the Lender fully on its demand in respect of all expenses, liabilities and losses which are suffered or incurred by the Lender, as a result of or in connection with:

12.1.1	any Tranche not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender;

12.1.2	any failure (for whatever reason) by the Borrower to make payment of any amount due under this Loan Agreement or the Security Documents on the due date or, if so payable, on demand; or

12.1.3	the occurrence and/or continuance of an Event of Default and/or the acceleration of repayment of the Loan under Clause 9.4 and in respect of any Taxes (other than Taxes on the overall net income, profits or gains of the Lender) for which the Lender is liable or held liable in connection with any amount paid or payable to the Lender (whether for its own account or otherwise) under this Loan Agreement or the Security Documents upon the occurrence and/or continuance of an Event of Default.

12.2	Third Party Claims Indemnity

12.2.1	The Borrower shall indemnify the Lender fully on its demand in respect of claims, demands, proceedings, liabilities, taxes, losses and expenses of every kind, including without limitation legal fees and expenses (“liability items”) which may be made or brought against, or incurred by, the Lender, in any country, in relation to any action lawfully taken, or omitted or neglected to be taken, under or in connection with this Loan Agreement or the Security Documents by the Lender or by any receiver appointed under the Security Documents in each case after the occurrence of any Event of Default and solely in connection with that Event of Default.

12.2.2	The Borrower shall indemnify the Lender fully on its demand in respect of all expenses, liabilities and losses which are suffered or incurred by the Lender, as a result of any third party claims or proceedings brought against the Lender as a consequence of any breach or inaccuracy of any of the representations and/or warranties contained in Clause 7 hereof or in the Security Documents or any breach of any covenant, commitment or agreement by the Borrower contained in Clause 8 hereof or elsewhere in this Loan Agreement or in the Security Documents.

13	RISK AND INSURANCE

13.1	All risk of loss, theft and damage of and to the Charged Assets from any cause whatsoever shall be the risk of the Borrower, and no such event shall relieve the Borrower of any obligation under a Drawdown Notice.

13.2	The Borrower shall:

13.2.1	bear all risk of loss of or damage to the Charged Assets whether insured against or not;

13.2.2	to the extent that any of the Charged Assets would typically be insured by a good and prudent owner, maintain with an insurance company approved by the Lender, in accordance with good and prudent practices of owners of such Charged Assets, fully comprehensive insurance under a standard form of “new for old” all risks policy including, third party, and business interruption for a 6 month period covering (i) loss of or damage to, the Charged Assets and against such other risks as assets of the same type as the Charged Assets are normally (or when used in the manner or for the purposes for which the Charged Assets are to be used) insured, and the new replacement value of the Charged Assets; and (ii) all liability whatsoever (including liability of the Lender) to any third party whomsoever including any employee, agent or subcontractor of the Lender or of the Borrower who may suffer damage to or loss of property or death or personal injury, whether arising directly or indirectly from the Charged Assets or their use;

13.2.3	use all reasonable efforts to procure that the interest of the Lender is noted under any policy maintained under clause 13.2.2 and that the Lender is loss payee;

13.2.4	upon request produce to the Lender any policy maintained under clause 13.2.2 and all premium receipts;

13.2.5	promptly notify the Lender of any event which may give rise to a claim under any policy maintained under clause 13.2.2 and upon request irrevocably appoint the Lender to be its sole agent to negotiate agree or compromise such claim; and

13.2.6	subject always to normal practice under the law governing the relevant insurance policy, upon request assign by way of security, or following the occurrence of an Event of Default, a complete assignment to the Lender the Borrower’s rights under any policy maintained under clause 13.2.2 and irrevocably appoint the Lender to institute any necessary proceedings.

14	END OF LOAN PAYMENT

The Borrower shall be required to pay the Lender, at the time of the last payment on each Loan, the End of Loan Payment. Upon payment of the last End of Loan Payment, subject to the terms of this Loan Agreement and the Security Documents (including the making of all payments hereunder and thereunder), the Lender shall take appropriate action to promptly release all Security Interests in favour of the Lender over the Charged Assets. Failure to pay the End of Loan Payment shall constitute a breach of this Loan Agreement.

15	POWER OF ATTORNEY

15.1	The Borrower by way of security hereby irrevocably appoints the Lender and separately any receiver appointed under any Security Document severally to be its attorney in its name and to act on its behalf and to execute and complete any deeds or documents which the Lender may require for perfecting its title to or for vesting the Charged Assets both present and future in the Lender or its respective nominees or in any purchaser and otherwise generally to sign seal and deliver and otherwise perfect any such legal or other Security Interest referred to in Clause 8.1.20 and all such deeds and documents and to do all such acts and things as may be required for the full exercise of the powers conferred hereunder or under any Security Document including any sale, lease, disposition, realisation or getting in and this appointment shall operate as a general power of attorney made under s.10 of the Powers of Attorney Act 1971. The Borrower hereby covenants with the Lender and separately with any such receiver to ratify and confirm any deed, document, act and thing and all transactions which any such attorney may lawfully execute or do. The appointments made and powers granted pursuant to this Clause 15.1, shall not vest in the Lender or any receiver until an Event of Default has occurred and only then for so long as such Event of Default is continuing.

16	NOTICES

16.1	Any notice, demand or other communication (“Notice”) to be given by any party under, or in connection with, this Loan Agreement shall be in writing and signed by or on behalf of the party giving it. Any Notice shall be served by sending it by fax to the number set out in Clause 16.2, or delivering it by hand to the address set out in Clause 16.2 and in each case marked for the attention of the relevant party set out in Clause 16.2 (or as otherwise notified from time to time in accordance with the provisions of this Clause 16). Any Notice so served by fax or hand shall be deemed to have been duly given or made as follows:

16.1.1	if sent by fax, at the time of transmission; or

16.1.2	in the case of delivery by hand, when delivered,

provided that in each case where delivery by fax or by hand occurs after 5pm on a Business Day (local time in the place of receipt) or on a day which is not a Business Day, service shall be deemed to occur at 9am on the next following Business Day (local time in the place of receipt).

References to time in the Clause are to local time in the country of the addressee.

16.2	The addresses and fax number of the parties for the purpose of Clause 16 are as follows:

16.2.1	Lender

Address:	Kreos Capital
25-28 Old Burlington Street London W1S 3AN
Fax:	+44 (0)207 409 1034
For the attention of: Nick Gainsley

with a copy to:

Address:	Charles Russell Speechlys LLP
6 New Street Square London EC4A 3LX
Fax:	+44 (0)207 427 6600
For the attention of: Chris Putt

16.2.2	Borrower and each Guarantor

Address:	Albireo AB,
Arvid Wallgrens Backe 20 413 46
Gothenburg Sweden
Fax:	+46 31 820223
For the attention of: Jan Mattsson

with a copy to:

Address:	Bristows LLP
100 Victoria Embankment London EC4Y 0DH
Fax:	+44 (0)20 7400 8050
For the attention of: David Horner

16.3	A party may notify all other parties to this Loan Agreement of a change to its name, relevant addressee, address or fax number for the purposes of this Clause 16, provided that such notice shall only be effective on:

16.3.1	the date specified in the notification as the date on which the change is to take place; or

16.3.2	if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.

16.4	In proving service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered to the address shown thereon or that the facsimile transmission was made and a facsimile confirmation report was received, as the case may be.

17	CONFIDENTIALITY

17.1	Confidential Information

The Lender agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 17.2, and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

17.2	Disclosure of Confidential Information

17.2.1	The Lender may disclose Confidential Information:

(i)	to any of its Permitted Transferees and any of its or their officers, directors, employees, professional advisers and auditors such Confidential Information as the Lender shall reasonably consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by adequate requirements of confidentiality in relation to the Confidential Information;

(ii)	to any person:

(a)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under the Finance Documents in accordance with this Loan Agreement or which succeeds (or which may potentially succeed) it as Lender and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(b)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(c)	appointed by the Lender or by a person to whom paragraph (ii)(a) or (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(d)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or its fund documentation or pursuant to any applicable law or regulation;

(e)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(f)	to whom or for whose benefit that Lender charges, assigns or otherwise creates a Security Interest (or may do so) pursuant to this Loan Agreement ;

(g)	with the consent of the Borrower,

in each case, such Confidential Information as that Lender shall consider appropriate if:

(iii)	in relation to paragraphs (ii)(a), (ii)(b), (ii)(c) and (ii)(f) above and, to the extent disclosure is required or requested under the Lender’s fund documentation as contemplated in paragraph (ii)(d) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Agreement except that there shall be no requirement for a Confidentiality Agreement if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(iv)	in relation to paragraphs (ii)(d) and (ii)(e) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information; and

(v)	to any person appointed by that Lender or by a person to whom paragraph (ii)(a) or (ii)(b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (v) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of Confidentiality Agreement agreed between the Borrower and the Lender, provided always that the Lender shall at all times take all reasonable steps to restrict the amount of Confidential Information that is disclosed to any person and shall not, in any event, be permitted to disclose Confidential Information to any person under paragraphs (ii)(a), (ii)(b), (ii)(c) and (ii)(f) above to the extent that such person is engaged, interested or concerned whether as principal, agent, representative, partner, director, employee, joint venturer, investor, consultant or otherwise in the pharmaceutical or biotechnology sectors (but in each case disregarding any holding of up to 5% of any class of securities of any company listed on a recognised investment exchange).

17.3	Entire agreement on Confidential Information

Without prejudice to clause 18.7 this Clause, 17 constitutes the entire agreement between the Parties in relation to the obligations of the Lender under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

17.4	Notification of disclosure

17.4.1	The Lender agrees (to the extent permitted by law and regulation) to inform the Borrower:

(i)	of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (ii)(d) of Clause 17.2.1 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 17.

17.5	Term

The obligations in this Clause 17 will end on the date that is five years after the Agreement Date.

18	GENERAL

18.1	All agreements, covenants, representations and warranties of the Borrower contained in this Loan Agreement or in the Drawdown Notices or other documents delivered pursuant hereto or in connection herewith and continuing, shall survive and remain binding following the execution and delivery of this Loan Agreement until the expiration, cancellation or other termination of this Loan Agreement or the repayment of all amounts due hereunder to the Lender. Following the expiration, cancellation or other termination of this Loan Agreement or the repayment of all amounts due hereunder to the Lender, no further obligations shall remain between the Obligors and the Lender under this Loan Agreement except for the confidentiality obligations detailed in Clause 17, which shall remain in force until expiry in accordance with their terms.

18.2	No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy hereunder shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Loan Agreement are cumulative and not exclusive of any rights or remedies provided by law or in equity. Waiver by the Lender of any default shall not constitute waiver of any other default.

18.3	The Borrower may not assign or transfer its rights, benefits and obligations under this Loan Agreement. The Lender shall have the right, in its sole discretion, to assign, sell, pledge, grant a security interest in or otherwise encumber its rights under this Loan Agreement and/or one or more Drawdown Notices (i) to any Permitted Transferee or (ii) to anyone who may be acting as an agent for any Permitted Transferee in entering into any Drawdown Notice. The Borrower hereby irrevocably consents to any assignment, sale, pledge, grant of a security interest or any other disposal to a Permitted Transferee. The Borrower agrees that if it receives notice from the Lender that it is to make payments under this Loan Agreement and/or any Drawdown Notice to such Permitted Transferee rather than to the Lender, or that any of its other obligations under the relevant Drawdown Notice are to be owed to the named Permitted Transferee, the Borrower shall comply with any such notice and payment made by the Borrower under any such notice shall constitute a full discharge of the relevant payment obligation. Subject to the foregoing, this Loan Agreement and each Drawdown Notice inures to the benefit of, and is binding upon, the successors and assigns of the Lender. If the Lender assigns or transfers any of its rights or obligations under this Agreement and, as a result of circumstances existing at the date the assignment, transfer or change occurs, a Guarantor would be obliged to make a payment to the new Lender under Clause 11.5 (Liability for Taxes) or Clause 11.6 (Illegality and Increased Costs), then the new Lender (if not an Affiliate of the Lender) is only entitled to receive payment under those Clauses to the same extent as the Lender would have been if the assignment, transfer or change had not occurred.

18.4	Clause titles are solely for convenience and are not an aid in the interpretation of this Loan Agreement.

18.5	If, at any time, any provision herein is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

18.6	A person who is not a party to this Agreement has no right under the Contract (Rights of Third Parties) Act 1999 to enforce or enjoy the benefits of this Agreement.

18.7	This Loan Agreement, together with the Security Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof. This Loan Agreement may not be modified except in writing executed by the Lender and the Borrower. No supplier or agent of the Lender is authorised to bind the Lender or to waive or modify any term of this Loan Agreement.

18.8	This Loan Agreement may be executed in counterparts (including facsimile copies), each of which shall be an original, but all such counterparts shall together constitute one and the same instrument.

18.9	This Loan Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Loan Agreement (including a dispute relating to the existence, validity or termination of this Loan Agreement or any non-contractual obligation arising out of or in connection with this Loan Agreement (a “Dispute”). The parties to this Loan Agreement agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party to this Loan Agreement will argue to the contrary. This Clause 18.9 is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

SCHEDULE A

Part A

FORM OF DRAWDOWN NOTICE

DRAWDOWN NOTICE

Drawdown

No. [                    ]

dated                              2014

between

KREOS CAPITAL IV (UK) LIMITED	ALBIREO LIMITED

the (“Lender”)	the (“Borrower”)

This Drawdown Notice forms a Schedule to a Loan Agreement between the Lender and the Borrower dated [            ] 2014 (the “Loan Agreement”)

The Lender has granted the Borrower a loan facility pursuant to the terms and conditions set out in the Loan Agreement and as detailed below.

Words and expressions in this Drawdown Notice shall have the same meanings as in the Loan Agreement.

Loan Details

Total Loan Facility	€6,000,000

Amount of Loan Facility to be drawn down pursuant to this Drawdown Notice	€[●]

Loan Term	36 months

Bank Account Details for remittance of funds	[●]

Drawdown Date (which shall be a Business Day no later than the Date of Expiry of the Loan Facility)	[●]

Repayment Schedule	As set out in Part B hereof

We confirm that:

(a)	the representations and warranties made by us in the Loan Agreement are true and accurate on the date of this Drawdown Notice as if made on such date; and

(b)	no Event of Default has occurred and is continuing or would result from the delivery of this Drawdown Notice.

for and on behalf of

ALBIREO LIMITED

Authorised Signatory

Name

Dated [                    ]

2

Part B

Repayment Schedule

3

Albireo - Restructure Proposal

January 2016

	Revised Repayment Schedule
			Total Payment
DUE DATE	Principal	Interest	Other	due	Principle Outstanding
01. Dez 15					4.657.560,46
01. Jan 16	69.806,31	44.634,95	0,00	114.441,27	4.587.754,15
01. Feb 16	70.475,29	43.965,98	0,00	114.441,27	4.517.278,86
01. Mrz 16	71.150,68	43.290,59	0,00	114.441,27	4.446.128,18
01. Apr 16	71.832,54	42.608,73	0,00	114.441,27	4.374.295,65
01. Mai 16	72.520,93	41.920,33	0,00	114.441,27	4.301.774,71
01. Jun 16	73.215,92	41.225,34	0,00	114.441,27	4.228.558,79
01. Jul 16	209.476,31	40.523,69	0,00	250.000,00	4.019.082,48
01. Aug 16	211.483,79	38.516,21	0,00	250.000,00	3.807.598,69
01. Sep 16	213.510,51	36.489,49	0,00	250.000,00	3.594.088,17
01. Okt 16	215.556,66	34.443,34	0,00	250.000,00	3.378.531,52
01. Nov 16	217.622,41	32.377,59	0,00	250.000,00	3.160.909,11
01. Dez 16	219.707,95	30.292,05	0,00	250.000,00	2.941.201,16
01. Jan 17	232.448,19	28.186,51	9.365,30	270.000,00	2.708.752,97
01. Feb 17	234.675,82	25.958,88	9.365,30	270.000,00	2.474.077,15
01. Mrz 17	236.924,79	23.709,91	9.365,30	270.000,00	2.237.152,36
01. Apr 17	239.195,32	21.439,38	9.365,30	270.000,00	1.997.957,04
01. Mai 17	241.487,61	19.147,09	9.365,30	270.000,00	1.756.469,43
01. Jun 17	243.801,87	16.832,83	9.365,30	270.000,00	1.512.667,56
01. Jul 17	246.138,30	14.496,40	9.365,30	270.000,00	1.266.529,26
01. Aug 17	248.497,13	12.137,57	9.365,30	270.000,00	1.018.032,13
01. Sep 17	250.878,56	9.756,14	9.365,30	270.000,00	767.153,57
01. Okt 17	253.282,81	7.351,89	9.365,30	270.000,00	513.870,76
01. Nov 17	255.710,10	4.924,59	9.365,30	270.000,00	258.160,66
01. Dez 17	258.160,66	2.474,04	409.365,30	670.000,00	0,00

Tota I	4.657.560,46			5.826.647,59

	0,00			0,00

Albireo - Restructure (241115) Final 20160119

4

SCHEDULE B

INITIAL SECURITY DOCUMENTS

Debenture by the Borrower

Swedish law pledge by Albireo Limited over the Shares in Guarantor 1

Pledge by Guarantor 1 over the shares in Guarantor 2

Pledge by Guarantor 1 of its bank accounts

Pledge by Guarantor 1 over A4250 patents

Pledge by Guarantor 2 over A3309 patents

Pledge by Guarantor 2 of its bank accounts

5

SCHEDULE C

THE PATENTS

Part 1

Docket Number	Country	Registered Owner	Application Number	Patent Number	Status
IBAT 100479 (A4250 composition of matter)
NP0141AL	Albania	AstraZeneca AB	02765013.4	2007/02231	Granted - (G)
NP0141AR	Argentina	AstraZeneca AB	20103379	AR037089B1	Granted - (G)
NP0141AT	Austria	AstraZeneca AB	02765013.4	349214	Granted - (G)
NP0141AU	Australia	Albireo AB	2002329387	2002329387	Granted - (G)
NP0141BE	Belgium	AstraZeneca AB	02765013.4	1427423	Granted - (G)
NP0141BG	Bulgaria	AstraZeneca AB	02765013.4	1427423	Granted - (G)
NP0141BR	Brazil	AstraZeneca AB	PI0212346-0		Filed - (F)
NP0141CA	Canada	Albireo AB	2459449	2459449	Granted - (G)
NP0141CH	Switzerland	AstraZeneca AB	02765013.4	1427423	Granted - (G)
NP0141CL	Chile	AstraZeneca AB	2074/2002	50039	Granted - (G)
NP0141CY	Cyprus	Albireo AB	02765013.4	1427423	Granted - (G)
NP0141CZ	Czech Republic	AstraZeneca AB	02765013.4	1427423	Granted - (G)
NP0141DE	Germany	AstraZeneca AB	02765013.4	60217136.9	Granted - (G)
NP0141DK	Denmark	AstraZeneca AB	02765013.4	1427423	Granted - (G)
NP0141EE	Estonia	AstraZeneca AB	02765013.4	1427423	Granted - (G)
NP0141ES	Spain	AstraZeneca AB	02765013.4	2278045	Granted - (G)
NP0141FI	Finland	AstraZeneca AB	02765013.4	1427423	Granted - (G)
NP0141FR	France	AstraZeneca AB	02765013.4	1427423	Granted - (G)
NP0141GB	Great Britain	AstraZeneca AB	02765013.4	1427423	Granted - (G)
NP0141GR	Greece	AstraZeneca AB	02765013.4	3061212	Granted - (G)
NP0141HK	Hong Kong	AstraZeneca AB	04108119.5	1065258	Granted - (G)
NP0141HU	Hungary	Albireo AB	P0401196	227623	Granted - (G)
NP0141ID	Indonesia	AstraZeneca AB	W-00200400445	ID 0020053	Granted - (G)
NP0141IE	Ireland	AstraZeneca AB	02765013.4	1427423	Granted - (G)
NP0141IL	Israel	Albireo AB	160691	160691	Granted - (G)
NP0141IN	India	AstraZeneca AB	539/DELNP/2004	248635	Granted - (G)
NP0141IT	Italy	AstraZeneca AB	02765013.4	1427423	Granted - (G)
NP0141JP	Japan	Albireo AB	2003-526415	3616635	Granted - (G)
NP0141KR	Republic of Korea	Albireo AB	10-2004-7003407	0935623	Granted - (G)
NP0141LT	Lithuania	AstraZeneca AB	02765013.4	1427423	Granted - (G)
NP0141LU	Luxembourg	AstraZeneca AB	02765013.4	1427423	Granted - (G)
NP0141LV	Latvia	AstraZeneca AB	02765013.4	1427423	Granted - (G)
NP0141MC	Monaco	AstraZeneca AB	02765013.4	1427423	Granted - (G)
NP0141MK	Macedonia	AstraZeneca AB	02765013.4	1427423	Granted - (G)
NP0141MX	Mexico	AstraZeneca AB	PA/A/2004/002179	256257	Granted - (G)
NP0141MY	Malaysia	AstraZeneca AB	PI20023317	MY131995A	Granted - (G)
NP0141NL	Netherlands	AstraZeneca AB	02765013.4	1427423	Granted - (G)
NP0141NO	Norway	Albireo AB	20040948	327041	Granted - (G)
NP0141NZ	New Zealand	AstraZeneca AB	531796	531796	Granted - (G)
NP0141PH	Philippines	AstraZeneca AB	1-2004-500326		Filed - (F)
NP0141PL	Poland	AstraZeneca AB	P369078		Filed - (F)
NP0141PT	Portugal	AstraZeneca AB	02765013.4	1427423	Granted - (G)
NP0141RO	Romania	AstraZeneca AB	02765013.4	1427423	Granted - (G)
NP0141RU	Russian Federation	AstraZeneca AB	2004110716	2305681	Granted - (G)
NP0141SA	Saudi Arabia	AstraZeneca AB	02230379	2078	Granted - (G)
NP0141SE	Sweden	AstraZeneca AB	02765013.4	1427423	Granted - (G)
NP0141SG	Singapore	AstraZeneca AB	200401088-0	102496	Granted - (G)
NP0141SI	Slovenia	AstraZeneca AB	02765013.4	1427423	Granted - (G)
NP0141SK	Slovak Republic	Albireo AB	02765013.4	E1654	Granted - (G)
NP0141TH	Thailand	AstraZeneca AB	076424		Filed - (F)
NP0141TR	Turkey	AstraZeneca AB	02765013.4	1427423	Granted - (G)
NP0141TW	Taiwan	Albireo AB	091120297	I331143	Granted - (G)
NP0141UA	Ukraine	AstraZeneca AB	2004042638	77209	Granted - (G)
NP0141US	United States	Albireo AB	10/488870	7132416	Granted - (G)
NP0141UY	Uruguay	AstraZeneca AB	27436		Filed - (F)
NP0141VE	Venezuela	AstraZeneca AB	1708/2002		Filed - (F)
NP0141ZA	South Africa	AstraZeneca AB	2004/01798	2004/01798	Granted - (G)

6

Part 2

Docket Number	Country	Registered Owner	Application Number	Patent Number	Status
IBAT 100248 (A3309/elobixibat composition of matter)
212795	Albania	Albireo AB	01271366.5	2007/02331	Registered
212173	Argentina	Albireo AB	P010106011	AR035723	Registered
212785	Austria	Albireo AB	01271366.5	1345918	Registered
211778	Australia	Albireo AB	2002222228	2002222228	Registered
212815	Bangladesh	AstraZeneca AB	290/2001	1003779	Registered
212790	Belgium	Albireo AB	01271366.5	1345918	Registered
211779	Bulgaria	Albireo AB	107928	66342	Registered Under
211782	Brazil	AstraZeneca AB	PI0116397-3		Examination
211796	Canada	Albireo AB	2431461	2431461	Registered
212345	Switzerland	Albireo AB	01271366.5	1345918	Registered
211798	China	Albireo AB	01821031.7	ZL01821031.7	Registered
212784	Cyprus Czech	AstraZeneca AB	01271366.5	1345918	Registered Under
211803	Republic	Albireo AB	PV2003-1717		Examination
212783	Germany	Albireo AB	01271366.5	60127997.2	Registered
212782	Denmark	Albireo AB	01271366.5	1345918	Registered
211808	Estonia	Albireo AB	P200300307	05158	Registered
212128	Egypt	AstraZeneca AB	1345/2001		Application allowed
212781	Spain	Albireo AB	01271366.5	1345918	Registered
212772	Finland	Albireo AB	01271366.5	1345918	Registered
212740	France	Albireo AB	01271366.5	1345918	Registered
212733	United Kingdom	Albireo AB	01271366.5	1345918	Registered
212719	Greece	Albireo AB	01271366.5	1345918	Registered
212667	Hong Kong	Albireo AB	03109193.3	1056732	Registered
211815	Hungary	Albireo AB	P0301953	229050	Registered
211816	Indonesia	Albireo AB	W-00200301203	ID 0027751	Registered
212717	Ireland	Albireo AB	01271366.5	1345918	Registered
211817	Israel	Albireo AB	156341	156341	Registered
211821	India	Albireo AB	560/MUMNP/2003	209158	Registered
211822	Iceland	Albireo AB	6852	2833	Registered
212461	Italy	Albireo AB	01271366.5	1345918	Registered
211825	Japan	Albireo AB	2002-551548	3665055	Registered
211857	Republic of Korea	Albireo AB	10-2003-7008425	0882342	Registered
212336	Liechtenstein	Albireo AB	01271366.5	1345918	Registered
212459	Lithuania	Albireo AB	01271366.5	1345918	Registered
212458	Luxembourg	Albireo AB	01271366.5	1345918	Registered
212457	Latvia	Albireo AB	01271366.5	1345918	Registered
212455	Monaco	Albireo AB	01271366.5	1345918	Registered
212793	Macedonia (F.Y.R.O.M)	Albireo AB	01271366.5	1345918	Registered
212114	Mexico	Albireo AB	2003/005637	240483	Registered
212169	Malaysia	Albireo AB	PI20015774	MY-137508-A	Registered
212451	Netherlands	AstraZeneca AB	01271366.5	1345918	Registered
212117	Norway	Albireo AB	20032829	326620	Registered
212118	New Zealand	Albireo AB	526562	526562	Registered
				1-2003-
212817	Philippines	Albireo AB	1-2003-500537	500537	Registered
212119	Poland	Albireo AB	P-363380		Registered
212447	Portugal	Albireo AB	01271366.5	1345918	Registered
212446	Romania	Albireo AB	01271366.5	1345918	Registered
	Russian
212121	Federation	Albireo AB	2003122205	2302414	Registered
212132	Saudi Arabia	Albireo AB	02220610	1961	Registered
212349	Sweden	AstraZeneca AB	01271366.5	1345918	Registered
212122	Singapore	Albireo AB	200302941-0	96959	Registered
212348	Slovenia	Albireo AB	01271366.5	1345918	Registered
212123	Slovakia	Albireo AB	PP0776/2003	287059	Registered
212172	Thailand	Albireo AB	070606		Application filed
212346	Turkey	Albireo AB	01271366.5	1345918	Registered
212171	Taiwan	Albireo AB	090131712	I291951	Registered
212124	Ukraine	Albireo AB	2003076824	79085	Registered
212125	USA	Albireo AB	10/451262	7192945	Registered
212126	South Africa	Albireo AB	2003/4266	2003/4266	Registered

7

Duly executed as a deed by the parties on the date first set out on the first page of this Loan Agreement.

BORROWER

Signed by
ALBIREO LIMITED
By JAN MATTSON
Director

In the presence of:

Witness Signature

Witness name

Witness address

Witness occupation

GUARANTOR 1

Signed by
ALBIREO AB
By JAN MATTSON
Authorised signatory

GUARANTOR 2

Signed by
ELOBIX AB
By JAN MATTSON
Authorised signatory

LENDER

Signed

For and on behalf of
KREOS CAPITAL IV (UK) LIMITED

Name:
Title:

8

SCHEDULE 2

Deed of Variation & Accession

9

DATED	2016

(1)    KREOS CAPITAL IV (UK) LIMITED

(2)    ALBIREO LIMITED

(3)    ALBIREO AB

(4)    ELOBIX AB

(5)    ALBIREO PHARMA, INC.

DEED OF VARIATION AND ACCESSION

relating to an Intra-Group Loan Agreement

dated 18 December 2014

5 Fleet Place London EC4M 7RD

Tel: +44 (0)20 7203 5000 ● Fax: +44 (0)20 7203 0200 ● DX: 19 London/Chancery Lane

www.charlesrussellspeechlys.com

CONTENTS

1	DEFINITIONS AND INTERPRETATION	1

2	AMENDMENT AND RESTATEMENT	2

3	ACCESSION	2

4	FURTHER ASSURANCE	2

5	COUNTERPARTS	2

6	THIRD PARTY RIGHTS	2

7	GOVERNING LAW AND JURISDICTION	2

SCHEDULE 1		4

THIS DEED OF VARIATION AND ACCESSION (this Deed) is made as a deed on              2016

BETWEEN:

(1)	KREOS CAPITAL IV (UK) LIMITED, a company incorporated in England and Wales with registered number 07758282 and whose registered office is at 25-28 Old Burlington Street, London W1S 3AN (Lender); and

(2)	ALBIREO LIMITED, a company incorporated in England and Wales with registered number 06445879 and whose registered office is at First Floor, 100 Victoria Embankment, London EC4Y 0DH (Borrower); and

(3)	ALBIREO AB, a company incorporated in Sweden with registered number 5567374631 whose registered office is at Arvid Wallgrens backe 20, 413 46 Gothenburg, Sweden (Guarantor 1);

(4)	ELOBIX AB, a company incorporated in Sweden with registered number 5569469421 whose registered office is at Arvid Wallgrens backe 20, 413 46 Gothenburg, Sweden (Guarantor 2), and

(5)	ALBIREO PHARMA, INC. (formerly Biodel Inc.), a Delaware corporation (Albireo Pharma).

together the “Parties” and each a “Party”.

BACKGROUND

(A)	This Deed is supplemental to a Supplemental Deed dated [ ] May 2016 relating to a loan agreement dated 18 December 2014 (Supplemental Deed) between the Lender, the Borrower, Guarantor 1 and Guarantor 2, an agreement between the same parties that regulates the intra-group lending between the Borrower, Guarantor 1 and Guarantor 2 dated 18 December 2014, (the Existing Intra-Group Loan Agreement), and a Share Exchange Agreement (as defined in the Supplemental Deed) dated [ ] May 2016.

(B)	With effect from the date hereof, the parties have agreed to vary the Existing Intra-Group Loan Agreement in the manner set out in this Deed and to provide for Albireo Pharma to accede to the Existing Intra-Group Loan Agreement as varied herein.

AGREED PROVISIONS

1	DEFINITIONS AND INTERPRETATION

1.1	Terms defined in the Existing Intra-Group Loan Agreement shall have the same meaning when used in this Deed unless otherwise defined herein.

1.2	The rules of interpretation of the Existing Intra-Group Loan Agreement shall apply to this Deed as if set out in this Deed.

1.3	The Schedules form part of this Deed and shall have effect as of set out in full in the body of this Deed. Any reference to this Deed includes the Schedules.

1

2	AMENDMENT AND RESTATEMENT

2.1	With effect on and from the date of this agreement (the Effective Date), the Existing Intra-Group Loan Agreement shall be amended and restated in the form set out in Schedule 1 (the Amended and Restated Intra-Group Loan Agreement) so that the rights and obligations of the Parties shall, on and from the Effective Date, be governed by and construed in accordance with the provisions of the Amended and Restated Intra-Group Loan Agreement.

2.2	The amendment and restatement of the Existing Intra-Group Loan Agreement shall be without prejudice to any rights or obligations of the Parties accrued up to the Effective Date under the Existing Intra-Group Loan Agreement.

3	ACCESSION

Each of the Parties agrees that, from the Effective Date, Albireo Pharma shall by virtue of this Deed accede to the Amended and Restated Intra-Group Loan Agreement as a Lender and, in such capacity, observe, perform and be bound by the provisions of the Amended and Restated Intra-Group Loan Agreement and (to the extent that monies are advanced thereunder) assume all of the rights under the Amended and Restated Intra-Group Loan Agreement (as though Albireo Pharma was an original party to the Amended and Restated Intra-Group Loan Agreement as a Lender).

4	FURTHER ASSURANCE

The Parties shall do all such acts and things necessary or desirable to give effect to the provisions of this Deed.

5	COUNTERPARTS

This Deed may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts together shall constitute one agreement.

6	THIRD PARTY RIGHTS

A person who is not a party to this Deed shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce, or enjoy the benefit of, any term of this Deed. This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

7	GOVERNING LAW AND JURISDICTION

7.1	This Deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the Law of England and Wales.

2

7.2	The Parties to this Deed irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Deed or its subject matter or formation (including non-contractual disputes or claims). Nothing in this clause shall limit the right of the Lender to take proceedings against the Borrower in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

This agreement is executed as a deed and is delivered on the day and year first before written.

3

SCHEDULE 1

Amended and Restated Intra-Group Loan Agreement

4

AMENDED AND RESTATED INTRA-GROUP LOAN AGREEMENT

INTRA-GROUP LOAN AGREEMENT

This Loan Agreement (the “Agreement”) is entered into on [●] 2016 by and between (1) Albireo Pharma Inc., formerly Biodel Inc., a Delaware corporation (“Topco”), (2) Albireo Limited, a company incorporated in England and Wales under registered number 06445879 whose registered office is at First Floor, 100 Victoria Embankment, London EC4Y 0DH (“A UK”), (3) Albireo AB, a company incorporated in Sweden under registered number 5567374631 whose registered office is at Arvid Wallgrens Backe 20 413 46, Gothenburg, Sweden (“A AB”), (4) Elobix AB, a company incorporated in Sweden under registered number 556946-9421 whose registered office is at Arvid Wallgrens Backe 20 413 46, Gothenburg, Sweden (“Elobix”) and (5) Kreos Capital IV (UK) Limited a company incorporated in England and Wales under number 07758282 whose registered office at 25 Old Burlington Street, London W1S 3AN (“Kreos”).

Whereas:-

(a)	This Agreement is supplemental to a deed of variation and accession between the parties hereto made on [] 2016 of an intra-group loan agreement made on 18 December 2014 between the parties hereto (other than Topco) (Original Intra-group Loan Agreement), which in turn relates to a loan facility in an aggregate amount of EUR6,000,000 signed on 18 December 2014 provided to A UK for the benefit of the Group by Kreos (“Kreos Facility”). The Kreos Facility is guaranteed by A AB and Elobix; and

(b)	A UK is the 100% parent company of A AB and A AB is the 100% parent company of Elobix.

It is hereby agreed as follows:-

1.	Definitions and Interpretation

1.1	In this agreement the following words and phrases shall have the following meanings:-

•	“Borrower”: any of A UK, A AB or Elobix who borrows funds from a Lender pursuant to this Agreement,

•	“Group” means Topco and its subsidiaries (as defined in section 1159 of the Companies Act 2006) and “Group Company” means any member of the Group,

•	“Lender”: any of A UK, A AB, Elobix or Topco who lends funds to any Borrower pursuant to this Agreement,

•	“Loan”: a loan made by any Lender pursuant to this Agreement,

•	“Security Interest”: has the meaning given to such term in the Kreos Facility.

1.2	Unless otherwise defined here in, words and phrases used in this Agreement shall have the same meanings as set out in the Kreos Facility.

2.	Loan

2.1	Each of the Lenders agree to fund the Borrowers on the terms of this Agreement.

2.2	Prior to the Final Repayment Date, no Lender shall make any loan or otherwise give credit to any Borrower other than on the terms set out in this Agreement.

3.	Terms of Loan

3.1	The purpose of the Loan shall be used for general working capital and other business purposes as permitted in the respective Borrowers’ incorporation documents, and each Borrower shall repay to the Lender any Loan drawn-down by such Borrower, plus accrued interest, and applicable bank commissions and other charges on the terms hereof.

3.2	The making and amount of any Loan shall be agreed between the relevant Lender and the relevant Borrower from time to time. At Kreos’ request, A UK shall inform Kreos of the sum owing under this agreement from time to time.

3.3	Subject to Clause 10 and other than to the extent prepaid in accordance with Clause 3.4, the principal amount of all Loans made to any Borrower together with all accrued interest shall be due and payable in full on the date that is coterminous with the repayment of all amounts due and owing from A UK under the Kreos Facility (the “Final Repayment Date”) or such later date as may be agreed between the relevant Lender and Borrower.

3.4	Any outstanding principal or interest owing from a Borrower to Lender under this Agreement may at anytime, without penalty, be prepaid by a Borrower, provided that:

A)	any payment made by a Borrower prior to the Final Repayment Date under this Clause 3.4 is made to a bank account that is subject to a Security Interest in favour of Kreos (or its permitted successors and assigns of any rights granted under the Kreos Facility); and

B)	no Borrower shall be entitled to make a prepayment to Topco under this Clause 3.4 at any time prior to the Final Repayment Date.

4.	Drawings of Loan Amounts

4.1	Whenever a Borrower and a Lender have agreed a Loan, such Borrower shall give the Lender at least three business days’ advance written request therefor, or such shorter period of advance request as shall be acceptable to the Lender.

4.2	Subject to clause 3.4 B), all repayments of principal and interest made by any of the Parties prior to the Final Repayment Date shall be made to a bank account that is subject to a Security Interest in favour of Kreos (or its permitted successors and assigns of any rights granted under the Kreos Facility).

2

4.3	Any amounts outstanding as between each of A UK, A AB and Elobix under the Original Intra-group Loan Agreement (including both principal and any accrued interest) shall automatically be governed by the terms of this Agreement as at First Drawdown, with any such balances constituting a Loan hereunder as between the relevant Borrower and the relevant Lender. A UK, A AB and Elobix hereby agree that this Agreement constitutes the entire agreement between each of them with respect to intra-group lending arrangements and that this Agreement supersedes and extinguishes any existing agreements and arrangements as may be in place as between each of them.

4.4	Save for accrued rights and obligations, the Original Intra-group Loan Agreement is hereby terminated and replaced by this Agreement.

5.	Interest

5.1	Each Borrower shall pay the Lender interest on the outstanding principal amounts of indebtedness owed by such Borrower to the Lender in respect of any Loan at an annual rate of interest agreed by such Borrower and Lender (provided that the annual rate of interest with respect to any Loan is not more than 15.2 per cent).

5.2	Interest shall accrue on a daily basis from the date of draw-down of such Loan and shall be payable in accordance with Clause 3.3.

6.	Borrower’s warranty

Each Borrower warrants to the Lender that it has agreed and received all necessary authorizations in connection with the entry into this Agreement and that it has legal power to execute and perform this Agreement.

7.	Subordination to Kreos

Each of the Lenders agrees that its Loans shall be subordinated to Kreos, subject always to the right to receive prepayment in accordance with Clause 3.4. Without prejudice to the foregoing, (a) without prior written consent from Kreos, none of the Lenders or Borrowers (as applicable) shall amend, encumber, pre-pay (otherwise than in accordance with Clause 3.4 above) or assign their Loans, nor set off or compromise any liability owing between them in settlement of any Loans, and (b) on the Loans becoming payable pursuant to clause 10 hereof, such Loans shall be applied towards settlement of the Lenders’ obligations under the Kreos Facility (or under any guarantee entered into in respect thereof), and pending such payment, all such Loans shall be held on trust for Kreos.

3

8.	Procedure for Amendments to this Agreement

Any amendments to this Agreement are only effective if in written form and signed by all parties hereto (including Kreos), provided that the Lender and any one of the Borrowers may amend the terms of a Loan as between themselves without requiring the consent of any other Borrowers.

9.	Assignment of Rights and Duties

No Lender or Borrower shall have the right to assign its rights and duties hereunder without the written consent of Kreos.

10.	Events of Default and Liability of Borrowers

10.1	Each of the following shall constitute an event of default as between a given Borrower and the Lender:

A)	such Borrower fails to make any payment of interest or principal in respect of a Loan when due and such failure continues for a period of fifteen days after notice thereof to such Borrower;

B)	such Borrower ceases to be a Group Company;

C)	such Borrower files or has filed against it any petition seeking relief under any bankruptcy, insolvency or other similar statute for the protection of creditors, or if a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer is appointed for a material portion of such Borrower’s assets; or

D)	any acceleration of the loan made to A UK by Kreos following an “Event of Default” as such term is defined pursuant to the Kreos Facility;

10.2	Upon the occurrence of any event of default, the Lender shall declare such Borrower to be in default hereunder by giving written notice thereof to the relevant Borrower, such declaration of default to become effective immediately. Upon any such declaration of default, all amounts due and payable by that Borrower shall immediately be accelerated and become due and payable as of the effective date of such declaration of default, without presentment, demand or protest.

11.	Governing Law

The parties agree that this Agreement shall be governed, construed and interpreted in accordance with the laws of England and Wales, subject to the jurisdiction of the Courts of England and Wales.

12.	Notices

All notices sent pursuant to this Agreement shall be in writing in the English language and shall be deemed received only upon actual receipt. Notices shall be sent to the addresses of each party as set out in the first paragraph of this Agreement unless a Party provides five business days’ notice to the other Parties of any alternative address to which notices should be sent.

4

13.	Counterparts

This Agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute one agreement.

14.	Third Party Rights

14.1	Except as expressly provided in this Agreement, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement. This does not affect any right or remedy of a third party which exists, or is available, apart from that act.

14.2	Any person who is not a party to this Agreement, but who becomes a member of the Group (as defined in the Kreos Facility), may become a Lender and/or a Borrower under this Agreement (and a party hereto) by executing a deed of accession in such form as may be agreed, from time to time, by all of the parties hereto.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed on the date and time stated above.

Signed by Albireo Limited	)
by	)

Signed by Albireo AB	)
By	)

Signed by Elobix AB	)
by	)

Signed by Kreos Capital IV (UK) Limited	)
By	)

Signed by Albireo Pharma Inc by	)
by	)

5

EXECUTION PAGE

This agreement is executed as a deed and is delivered on the day and year first before written.

EXECUTED as a DEED for and on behalf of KREOS CAPITAL IV (UK) LIMITED acting by a director in the presence of:

Witness name:

Witness signature:

Witness address:

Witness occupation:

EXECUTED as a DEED for and on behalf of ALBIREO LIMITED acting by a director in the presence of:

Witness name:

Witness signature:

Witness address:

Witness occupation:

EXECUTED as a DEED for and on behalf of ALBIREO AB acting by under its authority:

EXECUTED as a DEED for and on behalf of ELOBIX AB acting by under its authority:

EXECUTED as a DEED for and on behalf of ALBIREO PHARMA, INC.
acting by under its authority:

6

SCHEDULE 3

Guarantee and Security Agreement

7

GUARANTY AND SECURITY AGREEMENT

GUARANTY AND SECURITY AGREEMENT (“Agreement”), dated as of [●], 2016, by and between ALBIREO PHARMA, INC. (f/k/a Biodel, Inc.), a Delaware corporation (“Guarantor”) having a principal place of business at 50 Milk Street, 16th Floor, Boston, MA 02109, and KREOS CAPITAL IV (UK) LIMITED, a company incorporated under the laws of England and Wales (“Kreos”) whose registered office is at 25-28 Old Burlington Street, London W1S 3AN, United Kingdom. Guarantor and Kreos are sometimes hereinafter referred to individually as a “party” and collectively as the “parties.”

RECITALS:

Kreos and Albireo Limited, a company incorporated under the laws of England and Wales (the “Borrower”), Albireo AB, a company incorporated in Sweden (“Albireo Guarantor”); and Elobix AB, a company incorporated in Sweden (“Elobix Guarantor”) have entered into that certain Amended and Restated Agreement for the Provision of a Loan Facility of up to €6,000,000 Dated 18 December 2014, as Amended by a Deed of Variation Dated 4 February 2016 and as Amended and Restated on the date hereof, pursuant to a Supplemental Agreement Dated [●] May 2016, Kreos, as lender, Borrower, as borrower, and Albireo Guarantor and Elobix Guarantor, as guarantors (such agreement, as heretofore, now and hereafter amended, modified or supplemented, is referred to herein together as the “Loan Agreement”). Borrower is to be, subject to stamping, a wholly-owned subsidiary of Guarantor, and Guarantor acknowledges that it and its operations will directly benefit from the loans and other financial accommodations being made by Kreos to Borrower pursuant to the Loan Agreement (collectively, the “Loan”). This Agreement is a “Security Document” for the purpose of the Loan Agreement.

NOW, THEREFORE, for and in consideration of Kreos’ agreeing to amend and restate the Loan Agreement concurrently herewith, and in order to induce Kreos to continue to extend the Loan to Borrower, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

1. Unconditional Guaranty. Guarantor hereby unconditionally and irrevocably guaranties, as a primary obligor and not merely as a surety, without offset or deduction, (a) the full and punctual payment when due of all obligations and amounts payable by Borrower to Kreos, however arising, including those arising under the Loan Agreement and any security agreement, pledge agreement or other agreement entered into or delivered in connection with the Loan Agreement (together with the Loan Agreement, the “Loan Documents”), including all fees and expenses payable by Borrower thereunder and all expenses incurred by Kreos in enforcing any rights under the Loan Documents or this Agreement and (b) the full performance and observance of all of the covenants, conditions and agreements provided in the Loan Documents to be performed or observed by Borrower. In the case of a failure of Borrower punctually to make any payment of principal of, or interest, make-whole or premium in respect of the Loan or under or pursuant to the Loan Documents, Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at stated maturity, on a prepayment date, by declaration of acceleration, or otherwise, as if such payment were made by Borrower, it being the intention of Guarantor that the guaranty set forth herein (the “Guaranty”) shall be a guaranty of payment and not of collection. The obligations and agreements of Guarantor hereunder shall be performed and observed without requiring any notice of non-payment, non-performance or non-observance, or any proof thereof or demand therefor, all of which Guarantor hereby expressly waives. All of the indebtedness, obligations and liabilities described in this Section 1 are hereinafter collectively referred to as the “Obligations.” This Agreement together with any security agreement, pledge agreement or other agreement securing this Agreement are hereinafter collectively referred to as the “Guaranty Documents.”

2. Character of Obligations; Consents and Waivers by Guarantor.

(a) This Agreement and the Guaranty hereunder shall be binding upon Guarantor, its successors and assigns, and shall remain in full force and effect until the monetary Obligations of Borrower pursuant to the Loan Documents (other than contingent obligations of the Borrower under the Loan Agreement as to which no claim has then arisen) are fully and indefeasibly paid, performed and discharged in accordance with their terms and there are no outstanding commitments by Kreos to extend any financial accommodations to the Borrower (at which time this Agreement and the Security Interests (defined below) granted hereunder shall terminate and Kreos shall execute and deliver to the Guarantor, upon the Guarantor’s written request and at the Guarantor’s expense, such documents as shall be reasonably necessary to effectuate the termination of such Security Interests held by Kreos, it being agreed that should any contingent obligations of the Borrower subsequently arise and become monetized, then in any such event, this Agreement and the Security Interests granted hereunder shall be reinstated), irrespective of, and neither this Agreement nor the Guaranty shall be terminated by, the existence of any law, regulation or order now or hereafter in effect in any jurisdiction affecting the terms of any Loan Document or the Loan or the rights or obligations of Borrower thereunder or with respect thereto. The liability of Guarantor under this Agreement and the Guaranty hereunder shall, to the fullest extent permitted by law, be absolute, unconditional and irrevocable irrespective of:

(i) any lack of validity or enforceability of Borrower’s obligations under or with respect to the Loan, any Loan Document or any other agreement or instrument relating thereto,

(ii) any change, whether or not agreed or consented to by Guarantor, in the time, manner or place of payment of, or in any other term of, all or any of the Loan or of any Loan Document or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms or provisions of the Loan or any Loan Document or any indulgence granted to Borrower,

(iii) the lack of power or authority of Borrower to execute and deliver any Loan Document; any defense, set-off or counterclaim which may at any time be available to or asserted by Borrower or Guarantor (as the case may be) against Kreos with respect to Borrower’s or Guarantor’s (as the case may be) obligations under the Loan or any Loan Document or the Guaranty Documents; the existence or continuance of Borrower or Guarantor (as the case may be) as a legal entity; the consolidation or merger of Borrower or Guarantor (as the case may be) with or into any other corporation, or the sale, lease or other disposition by Borrower or Guarantor (as the case may be) of all or

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substantially all of its assets to any other business entity, whether or not effected in compliance with the provisions of any Loan Document; or the bankruptcy or insolvency of Borrower or Guarantor (as the case may be), the admission in writing by Borrower or Guarantor (as the case may be) of its inability to pay its debts as they mature, or its making of a general assignment for the benefit of, or entering into a composition or arrangement with, creditors,

(iv) any act, failure to act, delay or omission whatsoever on the part of Kreos, including any failure to demand, delay in demanding or rescission of a demand for any payment under any Loan Document, the guaranties of the Albireo Guarantor, the Elobix Guarantor or any other guaranty which may at any time be in effect with respect to the obligations of Borrower guaranteed hereunder, any failure to give to Borrower, Guarantor or the Albireo Guarantor, the Elobix Guarantor or any other guarantor under any such other guaranty notice of default in the making of any payment due and payable under any Loan Document or notice of any failure on the part of Borrower to do any act or thing or to observe or perform any covenant, condition or agreement by it to be observed or performed under any Loan Document; or any action taken by Kreos in the exercise or release of any right or power conferred by any Loan Document or any such other guaranty at any time entered into, or the partial exercise or partial release of any such right or power by Kreos, or the failure, delay or omission by Kreos to exercise any such right or power,

(v) any invalidation of any such other guaranty or its repudiation by the Albireo Guarantor, the Elobix Guarantor or any other guarantor thereunder, whether or not under color of right, or any act, failure to act, delay or omission whatsoever on the part of Kreos with respect to any such other guaranty or the Albireo Guarantor, the Elobix Guarantor or any other guarantor thereunder, including any termination of such other guaranty, any amendment, compromise or waiver of or any consent or departure from the terms or provisions of such other guaranty or any release of the Albireo Guarantor, the Elobix Guarantor or any other guarantor thereunder from liability thereunder,

(vi) any release, discharge, modification, compromise, surrender, or exchange of any property at any time pledged or mortgaged or in which a security interest at any time has been granted as collateral for repayment of the Loan or any other obligations of Borrower guaranteed hereunder, or any amendment or termination of or consent or waiver under any agreement or instrument now or hereafter providing for granting, pledging, mortgaging or conveying collateral for the Loan or any such other obligations,

(vii) accepting or entering into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to any Loan Document, Guaranty Document, all or any part of the Guarantor’s Obligations, or any collateral now or in the future serving as security for the Guarantor’s Obligations, and in connection therewith accepting, receiving and holding any additional collateral for all or any part of the Guarantor’s Obligations (including from the Albireo Guarantor, the Elobix Guarantor or any other guarantor);

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(viii) any legal action by Kreos against Borrower with respect to its obligations under any Loan Document or the foreclosing of or other realization upon any security interest in or lien on any collateral now or hereafter securing Borrower’s obligations, and

(ix) any other event or circumstance which might otherwise constitute a defense available to, or a discharge of Borrower in respect of its obligations under any Loan Document, the Albireo Guarantor, the Elobix Guarantor or any such other guarantor in respect of its obligations under its guaranty or Guarantor in respect of its obligations under this Agreement;

it being the purpose and intent of this Agreement that the obligations of Guarantor hereunder shall be absolute, unconditional and irrevocable and shall not be discharged or terminated except by full and complete payment and performance in accordance with their terms of all of the obligations which Borrower has under each Loan Document.

(b) Guarantor does hereby waive and relinquish, so far as it may lawfully and effectively do so, (i) the benefit and advantage of any and all valuation, stay, appraisement, extension or redemption law or laws now in effect or hereafter enacted, (ii) promptness, diligence, notice of acceptance of the Guaranty by Kreos, and notice of default, dishonor, presentment, demand, non-payment, non-performance or any other notice to or upon Borrower or Guarantor, and (iii) any right to assert against Kreos, as a defense, counterclaim, set-off or cross-claim, any defense (legal or equitable), setoff, counterclaim or claim which Guarantor may now or hereafter have against Borrower.

3. Primary Liability of Guarantor. Guarantor agrees that this Agreement may be enforced by Kreos without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to Borrower under any Loan Document or recourse to any other person or entity (including the Albireo Guarantor, the Elobix Guarantor or any other guarantor) liable in respect of any of the obligations guaranteed hereunder.

4. No Subrogation. Notwithstanding any payment or payments made by or expenses incurred by Guarantor pursuant to this Agreement, Guarantor shall not claim or assert and waives any subrogation right, in whole or in part, to the rights of Kreos against Borrower under any Loan Document until Kreos shall have been indefeasibly paid in full all such amounts for which Borrower is or shall become indebted under any Loan Document. Guarantor hereby agrees that, as between Guarantor on the one hand and Kreos on the other hand, the obligations of Borrower which are covered by the Guaranty may be declared to be forthwith due and payable as provided in any Loan Document notwithstanding any stay, injunction or other prohibition preventing such declaration as against Borrower and that, in the event of any such declaration, such obligations (whether or not then due and payable by Borrower) shall forthwith become due and payable by Guarantor for purposes of this Agreement.

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5. Security Interests.

(a) In order to secure the due and punctual payment and performance of all of Guarantor’s Obligations, and the due and punctual payment and performance of all obligations, indebtedness and liabilities of Guarantor to Kreos and under the Guaranty Documents, in each case whether now existing or hereafter incurred, in each case including all such indebtedness to Kreos incurred by Guarantor prior to, during or following any proceeding in respect of a bankruptcy, reorganization or insolvency (a “Reorganization”) of Guarantor and all interest on such indebtedness according to the terms thereof, regardless of the extent allowed as a claim against Guarantor in any Reorganization (all of the foregoing indebtedness, obligations and liabilities of Guarantor described in this Section 5(a), whether now existing or hereinafter arising, being herein referred to collectively as the “Guarantor’s Obligations”), Guarantor hereby grants to Kreos, its successors and assigns, a continuing security interest in and to, , the following described now owned or hereafter acquired personal property of Guarantor (hereinafter collectively called the “Collateral”):

(a)	all of Guarantor’s right, title and interest in and to the Borrower and to any successor business entities, and the right to receive all payments and distributions due or to become due under all related partnership agreements, operating agreements, and other constituent documents governing or establishing such business entities (collectively, the “Constituent Documents”), bank deposits, deposit accounts, checking accounts, certificates of deposit and cash, whether now owned or hereafter acquired by Guarantor, or in which Guarantor may now have or hereafter acquire an interest;

(b)	all accessions, additions or improvements to, and all proceeds and products of the foregoing, whether now owned or hereafter acquired by Guarantor, or in which Guarantor may now have or hereafter acquire an interest.

6. Delivery of Pledged Investment Property.

(a) All of Guarantor’s right, title and interests in the Borrower, and to any successor business entities (collectively, the “Pledged Investment Property”) shall be promptly delivered to Kreos by Guarantor following Guarantor’s registration as the holder of legal title to the Borrower, and shall, if certificated, be in suitable form for transfer by delivery, and shall be accompanied by duly executed instruments of transfer or assignments in blank, with signatures appropriately guaranteed, and accompanied in each case by any required transfer tax stamps, all in form and substance reasonably satisfactory to Kreos (other than UK stamp duties required to be paid in order that the transferee is able to be lawfully registered as the holder of legal title to the Pledged Investment Property). If the Pledged Investment Property is not certificated, Guarantor shall cause the issuer to register Kreos as the registered collateral assignee thereof and enter into a control agreement with Kreos in such form as Kreos shall reasonably require.

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7. Filing; Further Assurances.

(a) Guarantor will, at its expense, execute, deliver, file and record (in such manner and form as Kreos may reasonably require), or permit Kreos to file and record, any financing statements, any carbon, photographic or other reproduction of a financing statement or this Agreement (which the parties agree shall be sufficient as a financing statement hereunder), any specific assignments or any other paper that may be reasonably necessary or desirable, or that Kreos may reasonably request, in order to create, confirm, preserve, perfect or validate any Security Interest or to enable Kreos to exercise and enforce its rights and remedies hereunder or under applicable law with respect to any of the Collateral. Guarantor hereby authorizes Kreos to prepare and file such financing statements and/or other instruments or recordings as Kreos may at any time reasonably request or require with respect to the Collateral and the Security Interests, including such financing statements as indicate or describe the Collateral, as defined herein, and Guarantor hereby ratifies all such financing statements filed by Kreos prior to the date hereof.

8. Representations and Warranties of Guarantor. Assuming the accuracy of the representations and warranties made by Guarantor (then Biodel Inc.) in that certain Share Exchange Agreement made and entered into as of May [●], 2016, by and among Guarantor, Borrower and the persons listed on Schedule thereto, Guarantor hereby represents and warrants to Kreos as follows:

(a) Except for “Permitted Liens” (as that term is defined in Exhibit A), Guarantor is, or to the extent that certain of the Collateral is to be acquired after the date of this Agreement, will be, the owner of the Collateral free from any adverse lien, security interest or other encumbrance.

(b) Except for such financing statements as may be described in Exhibit A, no financing statement or other lien filing covering the Collateral is on file in any public office, other than the financing statements filed pursuant to this Agreement.

(c) Guarantor is the sole beneficial owner, and is to be, subject to stamping and registration, the sole legal owner, of the Pledged Investment Property as set forth in the Constituent Documents, and Guarantor has not sold, assigned, transferred, mortgaged, encumbered or pledged any part thereof.

(d) Except as specifically set forth in the Constituent Documents, none of Guarantor’s Pledged Investment Property is subject to any restriction which would prohibit or restrict the security interest, pledge and assignment hereunder or the exercise of Kreos’s remedies hereunder. Notwithstanding anything to the contrary set forth in the Constituent Documents, Guarantor hereby waives compliance with all such restrictions or prohibitions set forth in the Constituent Documents in order to permit the collateral assignment, security interest and pledge hereunder and the exercise by Kreos of all of its rights and remedies hereunder.

(e) The execution and delivery of, and performance by Guarantor of its obligations under, this Agreement will not violate in any material respect any applicable provision of law, any order, judgment or decree of any court or other agency of government, the Constituent Documents or any material indenture, agreement or other instrument to which Guarantor is a party, or by which Guarantor or any of its assets is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Guarantor pursuant to, any such indenture, agreement or instrument.

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(f) There are no restrictions upon the voting rights or the transfer of all or any of the Pledged Investment Property existing on the date hereof (other than may appear on the face of the certificate thereof or as may be imposed by the Securities Act of 1933, as amended (the “Securities Act”), or any laws, rules or regulations of state or local authorities) and Guarantor has the right to vote, pledge, or grant a security interest in and otherwise transfer the Pledged Investment Property free of any encumbrances (other than applicable restrictions imposed by Federal or state securities and antitrust laws or regulations).

(g) Guarantor (i) is a corporation duly organized and validly existing under the laws of the State of Delaware and is duly qualified to transact business in each jurisdiction where the nature of its activities requires such qualification (except where failure to so qualify would not have a material adverse effect on Guarantor’s business or operations), (ii) has the corporate power and corporate authority to own its properties and to carry on its business as now being conducted, (iii) has the corporate power and corporate authority to execute and deliver, and perform its obligations under, the Guaranty Documents to which it is a party or signatory, and (iv) except for the Borrower, has no direct subsidiaries as of the date hereof.

(h) The execution and delivery of, and performance by Guarantor of its obligations under, this Agreement and the other Guaranty Documents have been duly authorized by all requisite corporate action and will not violate any provision of law, any order, judgment or decree of any court or other agency of government, the certificate of incorporation or by-laws of Guarantor or any material indenture, agreement or other instrument to which Guarantor is a party, or by which Guarantor is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Guarantor pursuant to, any such indenture, agreement or instrument. This Guaranty constitutes the valid and binding obligation of Guarantor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer and similar laws regarding creditors’ rights and equitable principles.

(i) Guarantor is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency, or any other person, in connection with or as a condition to the execution, delivery or performance of this Guaranty or the other transactions contemplated by the Guaranty Documents.

(j) There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency, including any arbitration board or tribunal, now pending or, to the knowledge of Guarantor, threatened, (i) which questions the validity of this Guaranty, or any action taken or to be taken pursuant hereto or thereto, or (ii) against or affecting Guarantor which, if adversely determined, either in any case or in the aggregate, would have a material adverse effect on the business, operations, properties, assets or financial condition, of Guarantor and its subsidiaries, taken as a whole.

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(k) Guarantor is not now insolvent (as defined under any applicable federal or state law relating to bankruptcy, insolvency or fraudulent conveyance or transfer) and Guarantor’s obligations under this Guaranty do not render Guarantor insolvent; Guarantor is not contemplating either the filing of a petition by Guarantor under any state or federal bankruptcy or insolvency laws or the liquidating of all or a major portion of Guarantor’s property; and Guarantor has no knowledge of any person contemplating the filing of any such petition against Guarantor.

9. Covenants of Guarantor. Guarantor hereby covenants and agrees as follows:

(a) Guarantor will use commercially reasonable efforts to defend the Collateral against all claims and demands of all persons at any time claiming any interest therein, and will keep the Collateral free from any adverse lien, security interest or encumbrance, except for Permitted Liens.

(b) Guarantor will provide Kreos, at least thirty (30) business days prior to occurrence, with written notice of (i) any change in the chief executive office of Guarantor, or (ii) the movement or location of any material Collateral to or at any address other than as set forth in Exhibit B.

(c) Guarantor will promptly pay any and all material taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except to the extent that such taxes, assessments and charges shall be contested in good faith by Guarantor and reserves in accordance with generally accepted accounting principles in the United States as in effect from time to time (“GAAP”) have been set aside therefor.

(d) Guarantor will promptly notify Kreos of any event (which shall not include a change in general economic conditions) causing a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such loss or diminution.

(e) Guarantor will have and maintain at all times with respect to the Collateral such insurance coverage as a prudent business person would maintain under similar circumstances.

(f) Guarantor will not sell or offer to sell or otherwise assign, transfer or dispose of the Collateral or any interest therein, without the prior written consent of Kreos; provided, however, that Guarantor may grant liens under clauses (c) and (d) of the definition of Permitted Liens. For the avoidance of doubt, Guarantor may sell its inventory, if any, and other assets including payments of cash in the ordinary course of its business and may sell other assets outside the ordinary course of business not consisting of Collateral

(g) Guarantor will not knowingly use the Collateral in violation of any statute or ordinance.

(h) Guarantor will not change its name, jurisdiction of organization, identity or structure, without thirty (30) days prior written notice to Kreos and the delivery to Kreos by Guarantor of all documents and instruments necessary for Kreos to continue its perfected security interest in the Collateral, the form and substance of which documents and instruments shall be acceptable to Kreos in Kreos’s reasonable discretion.

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(i) Guarantor will perform and observe, or cause to be performed and observed, all of Guarantor’s obligations under the Constituent Documents, and will not, without the prior written consent of Kreos, amend or modify the Constituent Documents in any material adverse way to Kreos.

(j) Guarantor will keep its records concerning the Collateral, at Guarantor’s executive office as shown on Exhibit B, or at such other place or places of business as Kreos may approve in writing, such approval not to be unreasonably withheld, conditioned or delayed. Guarantor will hold and preserve such records and chattel paper and will permit representatives of Kreos at any time during normal business hours following reasonable notice to examine and inspect the Collateral and to make abstracts from such records and chattel paper, and will furnish to Kreos such information and reports regarding the Collateral and the Account Debtors as Kreos may from time to time reasonably request, provided that Kreos, in conducting any such inspection, shall not unreasonably interfere with the operation of Guarantor’s business.

(k) Guarantor shall at any time and from time to time, whether or not Article 9 is in effect in any particular jurisdiction, take such steps as Kreos may reasonably request for Kreos (i) to obtain an acknowledgement, in form and substance reasonably satisfactory to Kreos, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for Kreos, (ii) to obtain “control” of any investment property(as such term is defined in Article 9) with any agreements establishing control to be in form and substance reasonably satisfactory to Kreos, and (iii) otherwise to insure the continued perfection and priority of the Security Interests in any of the Collateral and of the preservation of Kreos’s rights therein.

(l) Guarantor shall be in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to it.

10. Deposit Accounts

(a) With respect to each deposit account (“Collection Account”) now maintained by Guarantor at any bank (“Depository Bank”), Guarantor shall use its reasonable best efforts to deliver to Kreos a Control Agreement (each a “Control Agreement”) in substantially the form of Exhibit C or in such other form as may be reasonably acceptable to Kreos, Guarantor, such Depository Bank and Kreos in respect of such Control Agreement, duly executed and delivered by the appropriate parties thereto, authorizing and directing such Depository Bank, upon receipt of written notice from Kreos, to comply solely with instructions originated by Kreos and to take such further action as Kreos may reasonably deem desirable to effect the transfer of exclusive ownership and disposition of the funds in all Collection Accounts, without further consent by or notice to Guarantor. Kreos agrees that it will not deliver any such written notice to the Depository Bank unless an Event of Default shall have occurred and is continuing. Until all of Guarantor’s Obligations (other than indemnification and other contingent obligations which, by their terms, are intended to survive termination of this Agreement) have been indefeasibly paid in full, Guarantor agrees not to enter into any agreement or execute and deliver any direction which would modify, impair or adversely affect the rights and benefits of Kreos under any

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Control Agreement. Guarantor shall not open, establish or maintain any Collection Account without first having notified Kreos thereof and, without first having delivered to Kreos a duly executed Control Agreement with respect to such Collection Account. Guarantor shall notify Kreos in writing not less than five (5) days prior to the date it shall open or establish any Collection Account.

11. Record Ownership of Pledged Investment Property. Upon the occurrence and during the continuance of any Event of Default, Kreos may upon written notice to Guarantor cause any or all of the Pledged Investment Property to be transferred of record into Kreos’s name. Guarantor will promptly give to Kreos copies of any notices or other communications received by Guarantor with respect to Pledged Investment Property registered in the name of Guarantor and Kreos will promptly give to Guarantor copies of any notices and communications received by Kreos with respect to Pledged Investment Property registered in the name of Kreos.

12. Right to Receive Distributions on Pledged Investment Property. Unless an Event of Default shall have occurred and be continuing, Guarantor shall be entitled, from time to time, to collect and receive for its own use all dividends, interest and other payments and distributions made upon or with respect to the Pledged Investment Property, except:

(i) stock dividends,

(ii) dividends payable in securities or other property,

(iii) dividends or distributions on dissolution, or on partial or total liquidation, or in connection with a reduction of capital, capital surplus or paid-in surplus, and

(iv) other securities issued with respect to or in lieu of, or upon conversion of, the Pledged Investment Property (whether upon conversion of the convertible securities included therein or through stock split, spin-off, split-off, reclassification, merger, consolidation, sale of assets, combination of shares or otherwise).

From time to time upon receiving a written request from Guarantor accompanied by a certificate signed by the President or Chief Financial Officer on behalf of Guarantor stating that no Event of Default has occurred and is continuing, Kreos shall deliver to Guarantor suitable assignments and orders for the payment to Guarantor or upon its order of all dividends and securities listed in (i) through (iv) above to which Guarantor is entitled as aforesaid, upon or with respect to any Pledged Investment Property which are registered in Kreos’s name.

13. Right to Vote Pledged Investment Property.

(a) Unless an Event of Default shall have occurred and be continuing, Guarantor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Pledged Investment Property and to exercise conversion rights with respect to the convertible securities included therein.

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(b) If an Event of Default shall have occurred and be continuing, Kreos shall have the right to the extent permitted by law, and Guarantor shall take all such action as may be reasonably necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers and take any other action with respect to all the Pledged Investment Property with the same force and effect as if Kreos were the absolute and sole owner thereof.

14. General Authority. Guarantor hereby irrevocably appoints Kreos as Guarantor’s true and lawful attorney, with full power of substitution, in the name of Guarantor, Kreos or otherwise, for the sole use and benefit of Kreos, but at Guarantor’s expense, to the extent permitted by law to exercise, at any time and from time to time after any Event of Default has occurred and is continuing (or otherwise to the extent Kreos reasonably determines in its discretion that the exercise of such powers is necessary to protect Kreos’s interests in such Collateral or its rights hereunder), all or any of the following powers with respect to all or any of the Collateral (which power shall be in addition and supplemental to any powers, rights and remedies of Kreos described herein or otherwise available to Kreos under applicable law):

(i) to demand, sue for, collect, receive and give acquaintance for any and all moneys due or to become due upon or by virtue thereof,

(ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by Kreos in connection therewith,

(iii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(iv) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof or any related goods securing the Customer Receivables, as fully and effectually as if Kreos were the absolute owner thereof,

(v) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto,

(vi) to discharge any taxes, liens, security interests or other encumbrances at any time placed thereon,

(vii) to enforce, cancel or modify the Constituent Documents, but only to the extent that Kreos in its sole discretion deems necessary or advisable to protect or enforce its rights and remedies hereunder,

(viii) to redirect delivery of Guarantor’s mail to Kreos,

(ix) to demand, collect, sue for, recover, receive, compromise and adjust, and make, execute and deliver receipts and releases for all amounts that may be or may thereafter become due, owing or payable with respect to the Pledged Investment Property, and

(x) to the extent permitted by law, including without limitation, state and local rules, regulations and policies and Federal and state securities laws, to execute any document or form, in the name of Guarantor, which may be necessary or desirable in connection with any sale of the Pledged Investment Property by Kreos, including without limitation Form 144 (or any successor form) promulgated by the Securities and Exchange Commission; provided that Kreos shall give Guarantor not less than ten (10) days’ prior written notice of the time and place of any sale or other intended disposition of any of the Collateral.

Such appointment as attorney is irrevocable while this Agreement is in effect and coupled with an interest.

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15. Events of Default. Guarantor shall be in default under this Agreement upon the occurrence of any one or more of the following events (each such event is herein being referred to as an “Event of Default”):

(a) default by Guarantor in the observance or performance of any of its monetary Obligations under this Agreement,

(b) default by Guarantor in the observance or performance of any covenant or agreement contained in Section 9(b), 9(c), 9(e), 9(f), 9(g), 9(h), 9(i), 9(j) or 9(k), or default by Guarantor in the observance or performance of any other covenant or agreement contained in any of the Guaranty Documents (other than those covered by Section 15(a)) and continuation thereof for a period of ten (10) business days after the date Kreos gives Guarantor written notice thereof,

(c) breach by Guarantor of any representation or warranty herein contained or any such representation or warranty shall prove to be false or misleading in any material respect when made or deemed to be made,

(d) the filing of a petition by or against Guarantor for relief under any Chapter of the United States Bankruptcy Code of 1978, as amended (which petition if filed by a third party against Guarantor is not dismissed within thirty (30) days of filing), or any other act of insolvency by Guarantor, or

(e) the occurrence of any “Event of Default” as defined in the Loan Agreement or under the provisions of any other Loan Document.

16. Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, Kreos may take any of the following actions:

(a) Kreos may exercise all the rights and remedies of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where such rights and remedies are exercised) and, in addition, Kreos may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, including provisions that require a secured party to act in a commercially reasonable manner, (i) apply the cash, if any, then held by it as Collateral hereunder, for the purposes and in the manner specified in Section 18, and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Obligations in full, sell the Collateral, or any part or component thereof, at one or more public or private sales for cash, upon credit or for future delivery, and at such price or prices as Kreos may reasonably deem satisfactory.

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(b) Kreos may require Guarantor to assemble all or any part of the Collateral and make it available to Kreos at a place to be designated by Kreos which is reasonably convenient. Any holder of an Obligation may be the purchaser of any or all of the Collateral so sold at any public sale (and, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale) and thereafter hold the same absolutely, free from any right or claim of whatsoever kind. Upon any such sale, Kreos shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of Guarantor.

(c) Unless the Collateral to be sold is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Kreos shall give Guarantor at least ten (10) business days’ prior written notice of its intention to make any such public or private sale. Guarantor agrees that such notice constitutes “reasonable notification” within the meaning of the UCC. Such notice in the case of a public sale shall state the time and place fixed for such sale. Such notice in the case of a private sale or disposition shall state the time after which any private sale or other intended disposition is to be made.

(d) Any such public sale shall be held at such time or times within ordinary business hours and at public or private place or places as Kreos may fix in the notice of such sale. At any public or private sale, the Collateral may be sold in one lot as an entirety or in separate parcels, as Kreos may reasonably determine. Kreos shall not be obligated to make such sale pursuant to any such notice. Kreos may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and placed fixed for the sale, and such sale may be made at any time or place to which the same may be adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Kreos until the selling price is paid by the purchaser thereof, but Kreos shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

(e) Kreos, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

(f) To enforce the provisions of this Agreement, Kreos is empowered to request the appointment of a receiver from any court of competent jurisdiction. The receiver shall have the power to dispose of the Collateral in any manner lawful in the jurisdiction in which his appointment is confirmed, including the power to conduct a public or private sale of the Collateral. Kreos may bid at any such public or private sale.

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(g) GUARANTOR ACKNOWLEDGES THAT THE APPOINTMENT OF A RECEIVER IS INTEGRAL TO KREOS’S REALIZATION OF THE VALUE OF THE COLLATERAL, THAT THERE IS NO ADEQUATE REMEDY AT LAW FOR FAILURE BY GUARANTOR TO COMPLY WITH THE PROVISIONS OF THIS SECTION AND THAT SUCH FAILURE WOULD NOT BE ADEQUATELY COMPENSABLE IN DAMAGES, AND THEREFORE AGREES THAT THE AGREEMENTS CONTAINED IN THIS SECTION MAY BE SPECIFICALLY ENFORCED.

(h) All rights and remedies contained herein shall be separate and cumulative and in addition to all other rights and remedies available to a secured party under applicable law, and the exercise of one shall not in any way limit or prejudice the exercise of any other such rights or remedies.

(i) If at any time when Kreos shall determine to exercise its right to sell all or any part of the Pledged Investment Property pursuant to subsection (a)(ii) of this Section 16, Guarantor recognizes that Kreos may be unable to effect a public sale of the Pledged Investment Property by the reason of certain prohibitions contained in the Securities Act, or other applicable state or federal laws, and Kreos may therefore resort to one or more private arm’s-length sales thereof to a restricted group of purchasers. Guarantor agrees that any such private sales may be at prices and on other terms less favorable to the seller than if sold at public sales and that such private arm’s-length sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. Kreos shall sell all or any part of the Pledged Investment Property at a price which it deems commercially reasonable under the circumstances. Kreos shall be under no obligation to delay a sale of any of the Pledged Investment Property for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or such other applicable laws, even if the issuer would agree to do so. Subject to the foregoing, Kreos agrees that any sale of the Pledged Investment Property shall be made in a commercially reasonable manner, and Guarantor agrees to use commercially reasonable efforts to cause the issuer or issuers of the Pledged Investment Property contemplated to be sold, to execute and deliver, all at Guarantor’s expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, advisable to exempt the Pledged Investment Property from registration under the provisions of the Securities Act, and to make all amendments to such instruments and documents which, in the opinion of Kreos, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto, and other applicable law.

(j) The receipt by Kreos of the purchase money paid at any such sale made by it shall be a sufficient discharge therefor to any purchaser (other than Kreos) of the Collateral, or any portion thereof, sold as aforesaid; and no such purchaser (or his or its representatives or assigns) (other than Kreos), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or in any manner whatsoever be answerable for any loss, misapplication or nonapplication of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

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17. Application of Collateral and Proceeds. The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the following order of priorities:

(a) first, to pay the reasonable expenses of such sale or other realization and all reasonable expenses, liabilities and advances incurred or made by Kreos in connection therewith, and any other unreimbursed expenses for which Kreos is to be reimbursed pursuant to Section 18,

(b) second, to the payment of all amounts due under the Loan,

(c) third, to the payment of the remaining Obligations of Guarantor in such order and manner as Kreos in its sole discretion, shall determine, and

(d) finally, unless applicable law otherwise provides, to pay to Guarantor, or its successors or assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

18. Expenses; Kreos’ Lien. Guarantor will forthwith upon demand pay to Kreos:

(a) the amount of any taxes which Kreos may at any time be required to pay by reason of the Security Interests (including any applicable transfer taxes) or to free any of the Collateral from any lien thereon arising by reason of such taxes, and

(b) the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any person or entity not regularly in its employ, which Kreos may reasonably incur in connection with (i) the preparation, administration and enforcement of this Agreement, (ii) the collection, sale or other disposition of any of the Collateral, (iii) the exercise by Kreos of any of the powers, rights or remedies conferred upon it or them hereunder, or (iv) any default on Guarantor’s part hereunder.

19. Indemnification. In any suit, proceeding or action brought by Kreos relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, Guarantor will save, indemnify and keep Kreos harmless from and against all expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other person or entity obligated on the Collateral, arising out of a breach by any obligor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Guarantor, except in the case of Kreos to the extent such expense, loss or damage is attributable to the gross negligence or willful misconduct of Kreos as finally determined by a court of competent jurisdiction. All such obligations of Guarantor shall be and remain enforceable against, and only against, Guarantor and shall not be enforceable against Kreos.

20. Waivers; Non-Exclusive Remedies; Consent to Jurisdiction; Service of Process. No failure on the part of Kreos to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by Kreos of any right, power or remedy

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under this Agreement preclude any other right, power or remedy. The remedies in this Agreement are cumulative and are not exclusive of any other remedies provided by law. ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER GUARANTY DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK, OR, AT KREOS’S SOLE OPTION, IN SUCH OTHER COURT IN WHICH KREOS SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. GUARANTOR, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, HEREBY CONSENTS TO THE JURISDICTION OF ALL SUCH COURTS, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF GUARANTOR’S OBLIGATIONS ARISING HEREUNDER OR UNDER THE OTHER GUARANTY DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE, INCLUDING THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. TO THE EXTENT THAT GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF GUARANTOR’S OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER GUARANTY DOCUMENTS TO THE MAXIMUM EXTENT PERMITTED BY LAW.

21. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE OTHER GUARANTY DOCUMENTS OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH. NEITHER OF THE PARTIES, NOR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS, SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION OR PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE OTHER GUARANTY DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH OR THEREWITH OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES, OR EITHER OF THEM. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION 22 HAVE BEEN FULLY DISCUSSED BY THE PARTIES, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 22 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

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22. Changes in Writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

23. New York Law; Meaning of Terms. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SAID STATE, except (a) to the extent that remedies provided by the laws of any state other than New York are governed by the laws of said state, and (b) to the extent that Article 9 (including Sections 9-406 and 9-408) in effect in the state in which an Account Debtor is physically located shall govern all issues relating to the applicability, effectiveness, interpretation and enforceability of any restrictions on assignment of, or the granting of security interests with respect to, accounts and general intangibles, applicable to such Account Debtor’s accounts and general intangibles, whether pursuant to the agreements between the Account Debtor and Guarantor relating thereto or statutes, rules and regulations applicable to such Account Debtor’s accounts and general intangibles. Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the UCC, as amended from time to time, have the meanings therein stated.

24. Waiver of Marshaling. Guarantor and Kreos waive any right to require the marshaling of any Collateral and acknowledge and agree that in exercising any rights under or with respect to the Collateral, (i) Kreos is under no obligation to marshal any Collateral; (ii) Kreos may, in its absolute discretion, realize upon the Collateral in any order and in any manner it so elects; and (iii) Kreos may, subject to Section 18, apply the proceeds of the Collateral to Guarantor’s Obligations in any order and in any manner it so elects.

25. Separability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

26. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that Guarantor may not assign its obligations hereunder or otherwise sell, transfer, encumber or otherwise dispose of the Collateral except as expressly permitted by the terms hereof.

27. Headings. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

28. Counterparts. This Agreement may be executed by the parties in counterparts, with the same effect as if they had signed the same document. Any such counterpart may be executed and delivered by email, facsimile transmission or other electronically recorded copy (including a .pdf file), all with the same force and effect as if the same were a manually executed and delivered original counterpart. Each counterpart shall be deemed to be an original, and it shall not be necessary in making proof of the contents of this Agreement to produce or account for more than one counterpart. Neither party shall raise the use of electronic mail or a facsimile machine to deliver a signature or the fact that any signature was transmitted or communicated

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through the use of electronic mail or a facsimile machine as a defense to the formation of a contract and each party forever waives any such defense. All counterparts shall be construed together and shall constitute one instrument, and the signature page from any counterpart may be attached to another counterpart to form a complete agreement.

29. Attorneys’ Fees and Costs of Collection. If at any time or times hereafter Kreos employs counsel to pursue collection, to intervene, to sue for enforcement of the terms of this Agreement or of any Loan Document, or to file a petition, complaint, answer, motion or other pleading in any suit or proceeding relating to this Agreement or any Loan Document, then in such event, to the fullest extent permitted by applicable law, all of the reasonable attorneys’ fees relating thereto shall be an additional liability of Guarantor to Kreos hereunder, payable on demand.

30. Reinstatement. This Agreement and the Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, or any part thereof, of the obligations which are covered by the Guaranty is rescinded or must otherwise be restored or returned by Kreos upon the insolvency, bankruptcy or reorganization of Borrower, any other guarantor or otherwise, all as though such payment had not been made.

31. Condition of Borrower, etc. Guarantor agrees that Kreos will have no obligation to investigate the financial condition or affairs of Borrower for the benefit of Guarantor or to advise Guarantor of any fact respecting, or any change in, the financial condition or affairs of Borrower which might come to the knowledge of Kreos at any time, whether or not Kreos knows or believes or has reason to know or believe that any such fact or change is unknown to Guarantor or might (or does) materially increase the risk of Guarantor as guarantor or might (or would) affect the willingness of Guarantor to continue as guarantor with respect to the obligations of Borrower.

32. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, telecopy, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

(a) if to Guarantor, to it at: 50 Milk Street, 16th Floor, Boston, MA 02109

(b) if to Kreos, to it at: 25-28 Old Burlington Street, London W1S 3AN, United Kingdom

All notices and other communications given to either person hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the next business day if delivered by hand or overnight courier service or sent by telex, telecopy, graphic scanning or other telegraphic communications equipment of the sender, or on the date five (5) business days after dispatch by certified or registered mail if mailed, postage and fees prepaid, in each case delivered, sent or mailed (properly addressed) to such person as provided herein or at such other address or telex, telecopy or other number as shall have been designated by such person in a notice complying with the terms hereof; provided that if any attempted delivery of notice in accordance with the provisions of this Section 33 is refused or rejected, such notice shall be deemed received as of the date of the attempted delivery of such notice. For purposes of this Section 33, a “business day” is any weekday on which banks in London, England and Boston, Massachusetts are permitted or required to be open.

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33. Rights Cumulative. All liabilities and obligations of Borrower to which this Agreement applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of Kreos in exercising any right, power or privilege hereunder, and no course of dealing between Guarantor and Kreos, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder on the part of Kreos preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided unto Kreos are cumulative and not exclusive of any rights, powers or remedies which Kreos would otherwise have.

34. Copies of Loan Documents. Guarantor acknowledges that executed or conformed copies of the Loan Documents have been made available to its principal executive officers and such officers are familiar with the contents thereof.

35. Interpretation. Whenever from the context it appears appropriate, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of words “include” or “including” in this Agreement shall be by way of example rather than limitation and shall be deemed to be followed by the words “without limitation.” Reference to any agreement, document or instrument means such agreement, document or instrument as amended, modified or supplemented from time to time in accordance with the terms thereof. Unless otherwise indicated, reference in this Agreement to an “Exhibit” or “Section” is to an Exhibit to or Section of this Agreement. When used in this Agreement, words such as “herein,” “hereinafter,” “hereof,” “hereto,” and “hereunder” shall refer to this Agreement as a whole, unless the context clearly requires otherwise. The use of the words “or,” “either” and “any” shall not be exclusive. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement.

[balance of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed on their behalf as of the day and year first above written by one of their officers duly authorized thereunto.

ALBIREO PHARMA, INC.

By:
Name:
Title:

KREOS CAPITAL IV (UK) LIMITED

By:
Name:
Title:

[Signature page to Guaranty and Security Agreement]

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EXHIBIT A

LIENS ON COLLATERAL

“Permitted Liens” are:

(a) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto, and for which Borrower maintains adequate reserves on its books;

(b) Liens of carriers, warehousemen, suppliers, or other persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Fifty Thousand Dollars ($50,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto, and for which Borrower maintains adequate reserves on its book;

(c) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(d) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase; and

(e) Liens in favor of Kreos or an affiliate thereof.

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EXHIBIT B

LOCATIONS OF COLLATERAL

50 Milk Street, 16th Floor, Boston, Massachusetts 02109*[LIST ANY OTHER LOCATIONS WHERE COLLATERAL IS LOCATED]*

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EXHIBIT C

FORM OF CONTROL AGREEMENT

To be obtained from Depository Bank(s) in which Guarantor maintains Collection Account(s)

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EXECUTION PAGE

This agreement is executed as a deed and is delivered on the day and year first before written.

EXECUTED as a DEED for and on behalf of KREOS CAPITAL IV (UK) LIMITED acting by a director in the presence of:	/s/ Luca Colciago

Witness name:	PASCALLE FIOLKA

Witness signature:	/s/ Pascalle Fiolka

Witness address:	[***]

Witness occupation:	Administrator

EXECUTED as a DEED for and on behalf of ALBIREO LIMITED acting by a director in the presence of:	/s/ Ron Cooper

Witness name:	PETE ZORN

Witness signature:	/s/ Pete Zorn

Witness address:	[***]

Witness occupation:	Biotech Counsel & Executive

EXECUTED as a DEED for and on behalf of ALBIREO AB acting by JAN MATTSSON under its authority:	/s/ Jan Mattsson

EXECUTED as a DEED for and on behalf of ELOBIX AB acting by JAN MATTSSON under its authority:	/s/ Jan Mattsson

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